Exhibit 10.36

EXECUTION VERSION

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

PURCHASE AND SALE AGREEMENT

Dated as of December 30, 2011

WASHINGTON SQUARE FINANCIAL, LLC

as the Seller

and

COMPASS SETTLEMENTS LLC

as the Purchaser

i

Table of Contents

(continued)

EXHIBITS AND SCHEDULES

Exhibit A	-	Form of Purchase Request
Exhibit B	-	Form of Settlement Purchase Agreement
Exhibit C	-	Mortality Table
Exhibit D	-	Form of Pipeline Report

Schedule I	-	Addresses and Locations of Books and Records of the Seller
Schedule II	-	ERISA Matters
Schedule III	-	Lockbox Accounts; Lockbox Numbers
Schedule IV	-	Definition of Eligible Receivable
Schedule V	-	Approved States
Schedule VI	-	Schedule of Existing Receivables
Schedule VII	-	Schedule of Legacy Facility Termination Documents

ii

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of December 30, 2011, is made by and between WASHINGTON SQUARE FINANCIAL, LLC, a Georgia limited liability company (the “Seller”), and COMPASS SETTLEMENTS LLC, a Delaware limited liability company (the “Purchaser”).

RECITALS:

WHEREAS, the Seller has purchased and owns, and from time to time hereafter may purchase and own, “Receivables” (or portions thereof) from various “Claimants” pursuant to various “Settlement Purchase Agreements”;

WHEREAS, the Seller may from time to time desire to sell, transfer or otherwise convey to the Purchaser, and the Purchaser may from time to time desire to purchase or otherwise acquire or accept from the Seller, all of the Seller’s right, title and interest in certain such Receivables, together with the Related Assets related thereto, whether now owned or hereafter acquired by the Seller (the “Purchased Assets”), in each case, on the terms and conditions provided herein; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Definitions. For all purposes of this Agreement, as used in this Agreement (including in the recitals hereto), the following terms shall have the following meanings:

“Adverse Claim” means a Lien or other right or claim of any Person other than Permitted Liens, and, with respect to the Receivables and Related Assets, any Lien or other right or claim in favor of the Purchaser pursuant to the Transaction Documents.

“Affiliate” shall mean, with reference to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with reference to any specified Person shall mean the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Discounted Receivables Balance” means, for purposes of this Agreement with respect to any designated group of Receivables, at any time, the sum at such time of the respective Discounted Receivables Balances of such Receivables.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Agreed Underwriting Procedures” means the procedures which the Approved Medical Underwriter typically uses in its business in preparing medical underwriting reports with respect to life contingent structured settlements.

“A.M. Best” means A.M. Best Company, Inc. and its successors.

“Approved Medical Underwriter” means [*].

“Approved State” means those states listed on Schedule V attached hereto and made a part hereof.

“Breach” shall have the meaning assigned thereto in Section 5.01(l).

“Business Day” shall mean any day other than a Saturday or Sunday or any other day on which national banking associations or state banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

“Claimant” shall mean any Person(s) which is entitled to receive payments under a Settlement Agreement. In the event that a Settlement Agreement provides payments to more than one Person, “Claimant” shall refer to all such Persons.

“Closing Date” shall mean the date of this Agreement.

“Collection Account” means the account identified as such on Schedule III.

“Collections” shall mean with respect to any Receivables and Related Assets, all cash or other payments thereon and other cash proceeds thereof, whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment, including, without limitation, in each case with respect to any Receivables and Related Assets, any interest earned on such amounts while on deposit in any collection account; provided, however, that (i) Collections shall not include Split Payments and (ii) Collections shall not include any amounts related to Scheduled Payments due prior to the applicable Cut-Off Date for any Receivable.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Credit Policy Manual” shall mean the credit and collection policies and practices of the Seller in effect on the date hereof relating to Receivables and Related Assets, as modified from time to time to the extent such change would not result in a breach of covenant by the Seller pursuant to Section 5.02(c).

“CSI” means Contingent Settlements I, LLC, a Georgia limited liability company.

“Cut-Off Date” means, with respect to any Receivable described in any Purchase Request, the Purchase Date with respect to the Purchase of such Receivable.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Delinquent Receivable” shall mean a Receivable with respect to which: (a) any Scheduled Payment (or any portion thereof) due thereunder is more than 30 days past due; or (b) any Scheduled Payment (or any portion thereof) has been diverted by the Claimant or any other Person and such diverted payment has not been returned to the Purchaser within 15 days after such diversion.

“Discount Factor” means at any time with respect to [*].

“Discount Rate” shall mean a per annum rate equal to the sum of (a) the Purchase Rate and (b) the Servicing Fee Rate.

“Discounted Receivables Balance” means at any time with respect to any Receivable, the sum of the products obtained by multiplying (i) the amount of each remaining Eligible Life Contingent Payment payable under such Receivable (net of the Split Payment obligations associated therewith), (ii) the Survival Probability relating to each such Eligible Life Contingent Payment and (iii) the Discount Factor relating to each such Eligible Life Contingent Payment.

“Eligible Annuity Provider” means a Settlement Annuity Provider (a) whose financial strength is rated by S&P and/or by Moody’s and does not have a long term credit rating below [*] by S&P or below [*] by Moody’s or (b) if such Settlement Annuity Provider is not rated by S&P or Moody’s, whose financial strength is rated by A.M. Best and/or Fitch and does not have a long term credit rating below [*] by A.M. Best or below [*] by Fitch.

“Eligible Life Contingent Payments” means, as of the date of Purchase for any Eligible Receivable, the Life Contingent Periodic Payments scheduled to occur within [*] years of the applicable Purchase Date that the related Obligor (and the applicable Settlement Annuity Provider engaged by such Obligor) is obligated to pay only if the Referenced Settlement Recipient is alive on the date a Scheduled Payment is due; provided, that, with respect to Existing Receivables, “Eligible Life Contingent Payments” shall mean, as of the date of Purchase for such Existing Receivable, the Life Contingent Periodic Payments (i) scheduled to occur within [*] years of the applicable Original Purchase Date of such Existing Receivable and (ii) occurring on or after the Purchase Date of such Receivable that the related Obligor (and the applicable Settlement Annuity Provider engaged by such Obligor) is obligated to pay only if the Referenced Settlement Recipient is alive on the date a Scheduled Payment is due.

“Eligible Receivable” means, with respect to this Agreement, a Receivable, which, as of the date of its sale or conveyance to the Purchaser by the Seller hereunder, would constitute an “Eligible Receivable” under Schedule IV, or would constitute an “Eligible Receivable” under Schedule IV taking into account any conditions waived by the Purchaser in writing; provided, that, an Existing Receivable which, as of its Original Purchase Date, would constitute an “Eligible Receivable” under Schedule IV to the Purchase and Contribution Agreement, or would constitute an “Eligible Receivable” under Schedule IV to the Purchase and Contribution Agreement taking into account any conditions waived by the Purchaser hereunder in writing shall be an “Eligible Receivable” hereunder and provided, further that a Warehouse Receivable which, as of its purchase by the Seller or CSI would constitute an “Eligible Receivable” under Schedule IV to the Purchase and Contribution Agreement, or would constitute

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

an “Eligible Receivable” under Schedule IV to the Purchase and Contribution Agreement taking into account any conditions waived by the Purchaser hereunder in writing shall be an “Eligible Receivable” hereunder.

“Existing Receivable” means, with respect to this Agreement, each Receivable sold or conveyed to CSI by the Seller pursuant to the Purchase and Contribution Agreement that is identified as such on Schedule VI hereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“ERISA Affiliate” shall mean with respect to any Person, at any time, such trade or business (whether or not incorporated) that would, at the time, be treated together with such Person as a single employer under Section 4001 of ERISA or any of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; and, in each such case or proceeding, such case or proceeding shall remain undismissed or unstayed for 60 days or more or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(ii) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

“Excess Portion” shall mean with respect to any Receivable, the Eligible Life Contingent Scheduled Payments of such Receivable scheduled to occur after [*] years of the Purchase Date of such Receivable; provided, that, with respect to an Existing Receivable, “Excess Portion” shall mean the Eligible Life Contingent Scheduled Payments of such Receivable scheduled to occur after [*] years of the Original Purchase Date of such Receivable.

“Existing Facility Document” shall have meaning assigned thereto in Section 4.01(c).

“Facility Purchase Limit” shall mean $40,000,000 (which, for the avoidance of doubt, shall not include Existing Receivables sold hereunder).

“Fitch” means Fitch, Inc. and its successors.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person or its property.

“Highly Mortality Sensitive Receivable” means a Receivable for which its Mortality Stressed Receivables Balance is less than its respective Discounted Receivables Balance.

“Holdback Cut-off Date” has the meaning specified in Section 2.02(c) hereof.

“Holdback Funds” means, as of any date of determination and with respect to any Receivable, the portion (if any) of the purchase price payable by the Seller to the related Claimant under the related Settlement Purchase Agreement held back by the Seller pursuant to the terms of such Settlement Purchase Agreement solely to address any possible administrative delays in the change of ownership of such Receivable and in an amount not to exceed the sum of the first three Scheduled Payments sold by such Claimant to the Seller, and that remains unsatisfied as of such date.

“Holdback Receivable” means any Receivable in respect of which the Seller has held back Holdback Funds from the purchase price payable by the Seller to the related Claimant.

“Imperial” means Imperial Holdings, Inc., or any successor thereto.

“Initial Scheduled Payment” means, for each Holdback Receivable in respect of which there remain outstanding Holdback Funds, each Scheduled Payment in respect of which Holdback Funds were held back by the Seller pursuant to the related Settlement Purchase Agreement.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Key Man Event” means (A) two or more of (i) Antony Mitchell, (ii) Jonathan Neuman or (iii) Rory O’Connell fail to serve as executive officers of Imperial or are subject to criminal charges relating to the U.S. Government Investigation and (B) Imperial has not replaced such executive officers with individuals reasonably acceptable to the Purchaser within thirty (30) days of such failure to serve or such charge.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever,

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing but not including any statutory liens with respect to payments not yet due and payable.

“Life Contingent Periodic Payments” shall mean the Scheduled Payments that the Obligor and the applicable Settlement Annuity Provider that issued a Settlement Annuity Contract to fund such payment obligations related to such Receivable is obligated to pay only if the Referenced Settlement Recipient is alive on the date a Scheduled Payment is due, but not otherwise.

“Life Contingent Structured Settlement” means a Structured Settlement providing for Life Contingent Periodic Payments, but which Structured Settlement may also include Term Certain Periodic Payments.

“Limited Purchase Availability Event” shall occur as of any date of determination when the Purchase Availability as of such date is less than $2,500,000.

“Lockbox Account” means each post office box or account identified as such on Schedule III maintained by the Purchaser or its Affiliates for the purpose of receiving payments on the Receivables made by the Obligors or Annuity Providers.

“Material Adverse Effect” shall have meaning assigned thereto in Section 4.01(b).

“Maximum Purchase Amount” shall initially be $5,000,000, as such amount may be increased from time to time pursuant to Section 2.06 hereof.

“Medical Questionnaire” shall mean, with respect to a Referenced Settlement Recipient, the questionnaire concerning medical information, duly completed by or for such Referenced Settlement Recipient and in such form as the Originator may use from time to time in accordance with the Credit Policy Manual and approved by the Purchaser.

“Medical Underwriting Report” means, with respect to a Referenced Settlement Recipient, the medical underwriting report provided by the Approved Medical Underwriter to the Seller in respect of that Reference Settlement Recipient (i.e., the reference life), which (a) shall expressly state that it may be used by the Seller, the Purchaser and any of their assignees (collectively, the “Reliance Parties”), (b) may be covered by a general written letter or acknowledgment from the Approved Medical Underwriter that the Reliance Parties are entitled to receive and use each medical underwriting report or (c) may be shared with the Reliance Parties pursuant to other written consents or agreements.

“Moody’s” means Moody’s Investor Services Inc, or any Affiliate.

“Mortality Rating” means with respect to each Receivable, the [*] for such Referenced Settlement Recipient as determined by the Approved Medical Underwriter as specified in the Medical Underwriting Report plus the Mortality Rating Adjustment.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Mortality Rating Adjustment” means [*].

“Mortality Stress Factor” means [*].

“Mortality Stressed Receivables Balance” means at any time with respect to any Receivable, the sum of the products obtained by multiplying (i) the amount of each remaining Eligible Life Contingent Payment payable under such Receivable (net of the Split Payment obligations associated therewith), (ii) [*] and (iii) [*].

“Mortality Table” means the mortality table provided to the Seller by the Purchaser and attached hereto as Exhibit C. Any supplement thereto must be approved in writing by the Purchaser.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which contributions are or have been made during the preceding six years by any Person or any ERISA Affiliate of such Person.

“Obligor” shall mean with respect to any Receivable, any party obligated to make Scheduled Payments under any Settlement Agreement that has purchased a Settlement Annuity Contract from an Eligible Annuity Provider to fund such payment obligations.

“Original Purchase Date” shall mean with respect to any Existing Receivable, the date of its sale or conveyance to CSI by the Seller under the Purchase and Contribution Agreement as identified on Schedule VI hereto.

“Permitted Liens” shall mean with respect to any Receivable or the Related Assets relating thereto which are sold, transferred, contributed or otherwise conveyed to the Purchaser hereunder, (a) any Lien created under the Transaction Documents in favor of the Purchaser against the Seller and (b) Liens for state, municipal and other local taxes in each case that are not yet due and payable or that the validity or amount thereof is currently being contested in good faith by an appropriate Person in appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP.

“Person” means any individual, corporation, estate, partnership, business or trust, limited liability company, sole proprietorship, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof or other entity.

“Pipeline Report” shall have the meaning assigned thereto in Section 5.01(p).

“Plan” shall mean, with respect to any Person, any defined benefit plan (as defined in Section 3(35) of ERISA) that (a) is or was at any time during the past six years maintained by such Person or any ERISA Affiliate of such Person, or to which contributions by any such Person are or were at any time during the past six years required to be made or under which such Person has or could have any liability, (b) is subject to the provisions of Title IV of ERISA and (c) is not a Multiemployer Plan.

“Plan Event” shall mean, with respect to any Person, (a) the imposition of an obligation of such Person or any of its ERISA Affiliates under Section 4041 of ERISA to provide any affected parties written notice of an intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA, (b) the receipt of any notice by any Plan to the effect that the PBGC intends to apply for the appointment of a trustee to administer any Plan, (c) the termination of any Plan which results in any liability of such Person and/or any of its ERISA Affiliates in excess of the Plan Liability Threshold, (d) the withdrawal of such Person or any ERISA Affiliate of such Person from any Plan described in Section 4063 of ERISA which may reasonably be expected to result in any liability of such Person and/or any of its ERISA Affiliates in excess of the Plan Liability Threshold, (e) the complete or partial withdrawal of such Person or any ERISA Affiliate of such person from any Multiemployer Plan which may reasonably be expected to result in any liability of such Person and/or any of its ERISA Affiliates in excess of the Plan Liability Threshold, (f) a Reportable Event or an event described in Section 4068(f) of ERISA which may reasonably be expected to result in any liability of such Person and/or any of its ERISA Affiliates in excess of the Plan Liability Threshold, and (g) any other event or condition which under ERISA or the Code may reasonably be expected to constitute grounds for the imposition of a lien on the property of such Person in respect of any Plan or Multiemployer Plan.

“Plan Liability Threshold” shall mean, with respect to any Person and its ERISA Affiliates, any liability of such Person and such ERISA Affiliates with respect to any Plan Event which when aggregated with all other liabilities of such Person and its ERISA Affiliates incurred as a result of any other Plan Events during the immediately preceding twelve month period, plus any unpaid liabilities of such Person and its ERISA Affiliates arising as a result of any Plan Events occurring at any other time, exceeds $1,000,000.

“Power of Attorney” shall mean an irrevocable power of attorney executed by a Claimant in favor of the Seller or any other Person with full power of substitution (which Person has irrevocably appointed the Seller as its substitute), in each case, with full power of substitution at the election of the Seller, pursuant to a Settlement Purchase Agreement, authorizing the Seller (or any such substitute therefor) to act for and on behalf of the Claimant in connection with the enforcement of such Claimant’s Receivable.

“Purchase” means, on the Closing Date or any Purchase Date, as applicable, the sale, assignment, contribution, transfer and/or other conveyance of any Receivable and all Related Assets related thereto from the Seller to the Purchaser for which the Purchase Price has not been previously paid and which have not previously been sold, assigned, contributed, transferred or otherwise conveyed to the Purchaser by the Seller, in either case, in accordance with the terms of Sections 2.01 and 2.02 hereof; and “Purchased” means the past tense of Purchase.

“Purchase and Contribution Agreement” means that certain Purchase and Contribution Agreement, dated as of April 12, 2011, between the Seller, as seller, and CSI, as purchaser.

“Purchase Availability” means, as of any date of determination, (a) the Maximum Purchase Amount as of such date less (b) the aggregate Purchase Price of Receivables purchased by the Purchaser pursuant to this Agreement (excluding Existing Receivables) since the Closing Date.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Purchase Commitment Termination Date” means the earliest to occur of: (i) the date on which the Purchaser has purchased an aggregate amount of Receivables (excluding Existing Receivables) under this Agreement having an aggregate Purchase Price equal to the Maximum Purchase Amount, (ii) the date which is twenty-four (24) months following the Closing Date and (iii) the occurrence of a Purchase Commitment Termination Event (unless waived by the Purchaser).

“Purchase Commitment Termination Event” means any one of the following events (whatever the reason for such Purchase Commitment Termination Event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) failure on the part of the Seller to make any payment or deposit required under this Agreement within [*] after the date such payment or deposit is required to be made by the Seller;

(ii) a default in the observance or performance in any material respect of any covenant or agreement of Seller made in this Agreement, and such default has a Material Adverse Effect, which default continues unremedied for a period of [*] after the first to occur of (i) actual knowledge thereof by a Responsible Officer of the Seller, or (ii) the delivery to the Seller by the Purchaser of a notice specifying such default and requiring it to be remedied and stating that such notice is a notice of default hereunder;

(iii) any representation, warranty, certification or written statement of the Seller in this Agreement shall prove to have been incorrect in any material respect when made, and such incorrect representation, warranty, certification or written statement has a Material Adverse Effect, which default continues unremedied for a period of [*] after the first to occur of (i) actual knowledge thereof by a Responsible Officer of the Seller, or (ii) the delivery to the Seller by the Purchaser of a notice specifying such incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; provided that, for the avoidance of doubt, if any representation or warranty of the Seller under this Agreement that relates to a Purchased Asset shall prove to have been incorrect when made, as long as the Seller complies with its repurchase or substitution obligations under Section 5.01(l) of this Agreement, no Purchase Commitment Termination Event shall occur or be deemed to occur as a consequence of any such false or incorrect representation or warranty; or

(iv) either the Seller or Imperial shall be subject of an Event of Bankruptcy; or

(v) after occurrence of a Key Man Event, upon [*] written notice by the Purchaser.

“Purchase Date” shall mean each date on which a Purchase is to occur, which shall initially be December 30, 2011 and subsequently every other Thursday (or the next succeeding Business Day if such Thursday is not a Business Day) occurring prior to the end of

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the Purchase Commitment Termination Date (e.g., January 12, 2012, January 26, 2012, etc…), or any other date agreed to between the parties in accordance with Section 2.02(a) as the date on which a Purchase will occur.

“Purchase Price” means, with respect to any Receivable, the Discounted Receivables Balance of such Receivable, calculated as of the applicable Purchase Date; provided, that, with respect to Existing Receivables, the “Purchase Price” shall mean the Discounted Receivables Balance of such Receivable, calculated as of the applicable Original Purchase Date.

“Purchase Rate” means [*] per annum; provided, that, until the occurrence of the Purchase Rate Reduction Event, the Purchase Rate shall be [*] for Receivables (other than Existing Receivables).

“Purchase Rate Reduction Event” means the Purchaser shall have received evidence satisfactory to Purchaser (in its sole discretion) that Imperial is no longer subject to U.S. Government Investigation; provided, that, Imperial shall be deemed to be no longer subject to U.S. Government Investigation with respect to a matter if (i) the Department of Justice issues a letter to Imperial indicating that it is declining to prosecute Imperial, (ii) Imperial enters into a deferred prosecution or non-prosecution agreement with the Department of Justice or (iii) Imperial receives other communications from the Department of Justice or other circumstances exist that would lead a reasonable person to conclude that the investigation has been resolved as to Imperial on a basis that will permit Imperial to continue as a going concern and will not materially impact Imperial’s structured settlement subsidiaries or divisions (and in the case of each of clauses (i), (ii) and (iii) of this definition, no conditions, penalties or fines or if it contains any conditions, penalties or fines, such conditions, penalties or fines shall not have a Material Adverse Effect on the Seller).

“Purchase Request” means a report in the form attached hereto as Exhibit A, to be delivered by the Seller to the Purchaser with respect to a Purchase Date in accordance with Section 2.01(a), including Annex 1 thereto, setting forth information with respect to each Receivable to be Purchased.

“Purchase Termination Date” means the earliest to occur of (i) the date upon which the ability of the Seller to permit Purchases hereunder has been terminated (and cannot be reinstated) pursuant to Section 2.01(c) and (ii) the Purchase Commitment Termination Date.

“Purchased Assets” shall have the meaning specified in the Recitals to this Agreement.

“Receivable” shall mean, all rights (i) to certain Scheduled Payments (or portions thereof) due or to become due in connection with a Settlement Agreement, contingent and absolute and (ii) all other rights (but not obligations or liabilities), in any case which are purchased by the Seller from a Claimant pursuant to a Settlement Purchase Agreement, including, without limitation, all rights to receive such periodic Scheduled Payments from any Obligor (or its assignee) and all rights to receive any payments under any Settlement Annuity Contract purchased by any Obligor (or its assignee) to fund its payment obligations under such

Settlement Agreement, whether such Scheduled Payments (or such portions thereof) constitute accounts, general intangibles (including, without limitation, payment intangibles), investment property, intangible or tangible chattel paper (including, without limitation, electronic chattel paper), instruments, documents, securities, cash, supporting obligations, or any other kind of property. Notwithstanding the foregoing, the term “Receivable” shall not include any Scheduled Payments due prior to the applicable Cut-Off Date for such Receivable or any Term Certain Periodic Payments.

“Records” means, with respect to any Receivable, all documents, books, records and other information pertaining to such Receivable, any Related Assets and the related Claimant, including, without limitation, each of the following related documents: (i) an executed photocopy of the related Settlement Purchase Agreement, together with all documents required to be delivered by the Claimant or any other Person to the Seller pursuant thereto in connection with the sale and assignment of such Receivable, (ii) a copy of the related Settlement Agreement and any other related contracts or alternatively, a benefits letter from the Obligor or Settlement Annuity Provider, (iii) any applicable powers of attorney (and any related documents used to create such powers) that were used to execute documents on behalf of the Claimant, (iv) copies of applicable notices, agreements, instruments and documents required to be obtained under the applicable state transfer statutes, including rate disclosure statements, (v) except to the extent dependent on the performance of the Purchaser, from and after the sale of such Receivable, evidence that Seller has fully satisfied its then current payment obligations under the related Settlement Purchase Agreement (which evidence may be provided within ten (10) days of the Purchase Date for such Receivable), (vi) personal information of the Claimant, (including, as applicable, copies of marital status confirmation and related documents such as divorce decrees and property settlements, probate documents (if the Claimant is an heir) to establish title and authority to sell the Scheduled Payments, government issued photo identification (to confirm identity) and the Claimant’s credit report), (vii) a copy (or electronic copy) of the related Transfer Order, (viii) a copy (or electronic copy) of the notice from the Seller to the related Obligor and the Settlement Annuity Provider of the assignment of such Receivable, required in connection with the assignment thereof; (ix) a copy (or electronic copy) of UCC, tax and judgment lien searches against the Claimant; (x) a copy of any acknowledgment (if any), from the related Obligor or Settlement Annuity Provider of the Transfer Order’s instructions to direct Scheduled Payments to be made to the Lockbox Account (to be provided within ten (10) days of receipt by the Seller) in the name of the Purchaser, as well as evidence that the Seller has instructed such Obligor or Settlement Annuity Provider to remit all Scheduled Payments in respect of such Receivable to the Lockbox Account, (xi) court stipulation (if any), from an Obligor or Settlement Annuity Provider that it will abide by the terms of the Transfer Order, (xii) the related Medical Underwriting Report from an Approved Medical Underwriter (including the related prescription history), (xiii) a copy of the Medical Questionnaire and (xiv) any related computer tapes, data discs, punch cards and related property and rights.

“Referenced Settlement Recipient” means with respect to any Receivable, the person whose life is the “reference life” with respect to the life contingent payments under such Receivable.

“Related Assets” means, with respect to any Receivable, (i) any Related Property, and (ii) all Collections with respect to such Receivables and any other proceeds of such Receivables received on or after the applicable Cut-Off Date (except to the extent such Collections and other proceeds relate to Scheduled Payments due prior to such Cut-Off Date).

“Related Property” means, with respect to any Receivable, all of the Seller’s rights, title, interests, remedies, powers and privileges (a) under the Settlement Purchase Agreement pursuant to which such Receivable was purchased by the Seller and the related Power of Attorney (if any), (b) to and in all security interests or other Liens and property subject thereto from time to time securing payment of such Receivable, if any, whether pursuant to the Settlement Purchase Agreement related to such Receivable or otherwise, (c) under the Servicing Agreement, (d) to and in all Lockbox Accounts, related lock-boxes and other bank accounts, in each case, into which any Collections are deposited or concentrated; all monies and other items of payment therein (but only to the extent relating to the Receivables); (e) under any interest rate hedging instruments or agreements entered into by the Seller in respect of any such Receivable, (f) under any other agreements or arrangements of whatever character (including guaranties, letters of credit, annuity contracts or other credit support) from time to time supporting or securing payment of such Receivable whether pursuant to any related Settlement Agreement, Assignment, Settlement Annuity Contract, Settlement Purchase Agreement or any other agreement related to such Receivable, (g) to and in all Records and all other instruments and rights relating to such Receivable and (h) to and in all products and proceeds of any of the foregoing.

“Reportable Event” shall mean any of the events set forth in Section 4043 of ERISA.

“Requirements of Law” shall mean any law, treaty, rule or regulation, including, without limitation, the Transfer Statutes of the Approved States, or final determination of an arbitrator or Governmental Authority, and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

“Responsible Officer” means, when used with respect to Seller, the Chief Executive Officer, the Chief Investment Officer, the Chief Credit Officer, the Chief Financial Officer or any Managing Director thereof.

“S&P” means Standard & Poor’s Corporation, Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, or any Affiliate.

“Scheduled Payments” shall mean, with respect to a Settlement Agreement, all payments from time to time required to be paid by an Obligor pursuant to the terms of such Settlement Agreement and required to be paid by the related Settlement Annuity Provider pursuant to the related Settlement Annuity Contract.

“Servicer” means Portfolio Financial Servicing Company or any successor thereto as Servicer under the Servicing Agreement.

“Servicer Records” means all such documents, records and other information pertaining to such Receivable reasonably requested by the Servicer which the Servicer requires to fulfill its duties under the Servicing Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Servicing Agreement” means the Servicing Agreement dated as of September 1, 2011 between the Servicer and the Purchaser.

“Servicing Fee Rate” means [*].

“Settlement Agreement” shall mean an agreement entered into by a Claimant and a counterparty evidencing, among other things, the right of such Claimant to receive payments in connection with a Structured Settlement from the counterparty thereunder.

“Settlement Annuity Contract” shall mean an annuity contract issued by a Settlement Annuity Provider to fund the obligations of an Obligor under a Settlement Agreement.

“Settlement Annuity Provider” means, with respect to any Structured Settlement and a related Settlement Annuity Contract, the insurance company that issued and is obligated under such Settlement Annuity Contract.

“Settlement Purchase Agreement” shall mean an sale agreement substantially in the form of Exhibit “B” pursuant to which a Claimant sells, assigns and conveys to the Seller all or a portion of such Claimant’s right, title and interest in certain payments which the Claimant is to receive under a Settlement Agreement.

“Split Payment” shall mean, with respect to any Settlement Purchase Agreement pursuant to which the Claimant has reserved an interest (which interest shall solely be in the form of an independent claim against the Seller for payment to such Person of certain amounts upon, and to the extent of, receipt by the Seller of the Scheduled Payments sold (or portions of which have been sold) by the Claimant to the Seller pursuant to such Settlement Purchase Agreement), the amount of each such payment obligation so reserved and payable by the Seller to such Claimant from time to time pursuant to (and in accordance with) such Settlement Purchase Agreement.

“Stressed Discount Factor” means at any time with respect to an [*].

“Stressed Discount Rate” means [*].

“Stressed Mortality Rating” means [*].

“Stressed Survival Probability” means [*].

“Structured Settlement” shall mean an arrangement satisfying all applicable requirements of Section 5891 of the Internal Revenue Code in which periodic payments are disbursed over a specified period of time as compensation for an injury, damage or other claim settlement.

“Survival Probability” means [*].

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Tobacco Use Receivable” means a Receivable for which the related Referenced Settlement Recipient has represented to Seller in writing that he or she currently uses, or has used in the last [*] months, tobacco products.

“Term Certain Periodic Payments” shall mean, with respect to any Receivable, the Scheduled Payments that the Obligor (and the applicable Settlement Annuity Provider that issued a Settlement Annuity Contract to fund such payment obligations related to such Receivable) is obligated to disburse, irrespective of the death of the respective Referenced Settlement Recipient.

“Termination Date” means that date following the Purchase Termination Date upon which the Aggregate Discounted Receivables Balance of the Receivables sold to the Purchaser hereunder has been reduced to zero.

“Transaction Documents” means this Agreement, the UCC financing statements filed in connection with any of the foregoing, and other instruments, certificates, agreements, reports and documents to be executed and delivered under or in connection herewith or therewith, as any of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with this Agreement.

“Transfer Order” shall mean a final written order of a court of competent jurisdiction which order shall (i) evidence such court’s approval of a transfer of some or all of a Claimant’s rights to a Receivable to the Seller which transfer has been made in accordance with such state’s Transfer Statute, which order is binding with respect to such Claimant and each of the parties required to be notified under such state’s Transfer Statute, and (ii) direct the related Obligor and/or Settlement Annuity Provider, as applicable (and any assignees thereof), to remit all payments in respect of such Receivable to the order of the Purchaser at the Lockbox Account.

“Transition Lockbox Account” means each post office box or account identified as such on Schedule III maintained by the Seller or its Affiliates for the purpose of receiving payments on the Existing Receivables made by the Obligors or Annuity Providers.

“Transition Purchase Entity” means Contingent Settlements I, LLC, a limited liability company organized under the State of Georgia.

“Transfer Statute” shall mean any statute which has been enacted in any state, as such statute shall be amended from time to time, and which authorizes, subject to compliance therewith, the transfer of a Structured Settlement (or a portion thereof) by the original payee thereunder to a transferee.

“UCC” means the Uniform Commercial Code as in effect in the State of Georgia.

“U.S. Government Investigation” means the governmental investigation of Imperial more particularly described in the Form 8-K filings made with the U.S. Securities and Exchange Commission under Commission File No. 001-35064 on September 28, 2011 and October 4, 2011.

“Warehouse Receivable” means each Receivable acquired by the Seller or CSI prior to the date of this Agreement that is not an Existing Receivable.

SECTION 1.02. Accounting Terms. Under this Agreement, all accounting terms not specifically defined herein shall be interpreted, all accounting determinations made, and all financial statements prepared, in accordance with GAAP.

SECTION 1.03. Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings as provided for by the UCC to the extent the same are used or defined therein. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented and not to any particular section, subsection, or clause contained in this Agreement, and all references to Sections, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Exhibits and Schedules attached hereto, the terms of which Exhibits and Schedules are hereby incorporated into this Agreement. Terms used herein in the singular also include the plural, and vice versa, whenever appropriate in the context in which such terms are used and the term “including” means “including without limitation.”

SECTION 1.04. Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”.

ARTICLE II

AMOUNTS AND TERMS OF THE PURCHASES

SECTION 2.01. Purchases of Receivables; Agreement to Purchase.

(a) Subject to the terms and conditions hereinafter set forth (including the conditions set forth in Article III), in respect of each Purchase Date for which a Purchase Request has been timely delivered and accepted in accordance with Section 2.02(a), the Purchaser shall purchase from the Seller, and the Seller shall sell, transfer, assign and otherwise convey to the Purchaser all of the Seller’s right, title and interest in the Receivables described in such Purchase Requests, together with all of the Related Assets relating to such Receivables; provided, however, the Seller acknowledges and agrees (solely with respect to the Existing Receivables and Warehouse Receivables and, in each case, the Related Assets to be Purchased on the Closing Date) that the Lockbox Accounts relating to such Receivables and Related Assets are hereby transferred, assigned and otherwise conveyed to the Purchaser as of the Closing Date and the Purchaser agrees to cooperate with the Seller in effectuating the transfer of such accounts. In the event that the Seller or any of the Seller’s Affiliates receives any Collections in the Transition Lockbox Account, the Seller agrees to hold, or cause such Affiliate to hold, all such Collections in trust and to deposit such Collections to the Lockbox Account or the Collection Account as soon as practicable, but in no event later than two (2) Business Days after its receipt thereof. On each such Purchase Date, the Purchaser shall pay the Purchase Price to the Seller, by no later than 5:00 p.m. (New York time) in the manner set forth under Section 2.02. To the extent that (i) Receivables with one or more Term Certain Periodic Payments are sold to the Purchaser hereunder, (ii) the Purchaser receives any amounts in respect of Receivables that have been repurchased pursuant to Section 5.01(l), or (iii) the Purchaser receives any amounts in respect to Warehouse Receivables that have not been purchased by the Purchaser hereunder, the Purchaser shall promptly remit funds equivalent to the amount of such Term Certain Periodic Payments or other amounts described in clauses (ii) and (iii), to the extent actually received by the Purchaser, to the Seller. Remittances by the Purchaser with respect to such Term Certain Periodic Payments or other amounts described in clauses (ii) and (iii) of the preceding sentence, as the case may be, shall be made via check, wire transfer or such other form of payment as the Purchaser may select in its sole discretion. The Seller shall use commercially reasonable efforts to structure transactions to minimize the number of payments to be made by the Purchaser under this Section 2.01(a) relating to the amounts described in clauses (i), (ii) and (iii) above. From and after the Purchase Termination Date, each of the Purchaser and the Seller shall use commercially reasonable efforts to transition receipt of the amounts described in clauses (i), (ii) and (iii) above relating to Receivables with no remaining Scheduled Payments due to the Purchaser to a lockbox designated by the Seller.

(b) It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a “sale” from the Seller to the Purchaser under applicable laws and regulations, which sales are absolute and irrevocable and provide the Purchaser with all indicia and rights of ownership of the Receivables and Related Assets. Neither the Seller nor the Purchaser intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from the Purchaser to the Seller secured by such property. Except for certain indemnities pursuant to Section 7.01, each sale of Receivables and Related Assets by the Seller to the Purchaser is made without recourse to the Seller; provided, however, that (i) the Seller shall be liable to the Purchaser for all representations, warranties and covenants made by the Seller pursuant to the terms of this Agreement (including, without limitation, the repurchase obligation described in Section 5.01(l)), and (ii) such sale does not constitute and is not intended to result in an assumption by the Purchaser or any assignee thereof of any obligation of the Seller or any other person to any Claimant, Obligor, Settlement Annuity Provider or any other Person in connection with the Receivables, Related Assets or the related Settlement Purchase Agreements, or any other obligations of the Seller thereunder or in connection therewith, other than to return (or provide for the return of) any Scheduled Payments (or any portion thereof) not covered under the Settlement Purchase Agreement and not sold to the Purchaser hereunder back to such Claimant (it being understood and agreed that the Servicer shall remit or cause to be remitted all amounts in respect of Split Payments in accordance with the Servicing Agreement). In view of the intention of the parties hereto that the Purchases of Receivables and Related Assets made hereunder shall constitute sales or absolute transfers of such Receivables and such Related Assets rather than a loan secured by such Receivables and Related Assets, the Seller agrees to note in its books and records that such Receivables and Related Assets have been sold to the Purchaser and to respond to any inquiries made by third parties as to the ownership of such Receivables and Related Assets so sold that such Receivables and Related Assets have been sold to the Purchaser.

(c) Notwithstanding any other provision of this Agreement to the contrary, the Purchaser shall not Purchase from the Seller nor shall the Seller sell to the Purchaser any

Receivable from and after the time of any bankruptcy filing by or against the Seller or the Purchaser; provided, however, that should any such bankruptcy or insolvency proceeding instituted against the Seller (as distinguished from by the Seller) be withdrawn or dismissed, then the Purchaser shall be entitled to resume purchasing Receivables and Related Assets from the Seller after the withdrawal or dismissal of such filing or proceeding.

(d) If, notwithstanding the provisions of Section 2.01(b), a court of competent jurisdiction were to hold that any Purchase of Receivables and Related Assets hereunder does not constitute a valid sale of the affected Receivables and Related Assets as set forth above but instead constitutes a loan in the amount of the Purchase Price or otherwise of such Receivables (together with interest thereon to be computed at an interest rate consistent with the economic terms of this Agreement), then this Agreement shall be deemed a present grant of a security interest (within the meaning of Articles 8 and 9 of the UCC as in effect in all applicable jurisdictions) in favor of the Purchaser in all of the Seller’s rights, title and interest in, to and under the Purchased Assets effective upon each such Purchase, and the Seller hereby grants such a security interest to the Purchaser in the Purchased Assets which are the subject of such Purchase, and this Agreement shall constitute a security agreement within the meaning of Article 8 and Article 9 of the UCC of all applicable jurisdictions.

SECTION 2.02. Payment for the Purchases. (a) Not less than five (5) Business Days prior to each Purchase Date on which the Seller intends to sell Receivables (and Related Assets) to the Purchaser hereunder, the Seller shall deliver to the Purchaser a Purchase Request with respect to such Receivables. Upon acceptance thereof by the Purchaser, the Purchaser shall remit to the Seller payment in cash (subject to Section 2.02(b)) of the Purchase Price for such Receivables (being the sum of the Purchase Prices for each such Receivable), by no later than 5:00 p.m. (New York time) on such Purchase Date. In addition, the Purchaser may request of the Seller, and the Seller shall deliver, on or before the applicable Purchase Date such approvals, information, reports or documents as the Purchaser may reasonably request. To the extent that the Purchaser reasonably disputes any of the information in such Purchase Request with respect to any Receivable described therein, the Seller and the Purchaser shall reconcile such report as promptly as possible and if unable to reconcile and agree on the content of such report prior to 4:30 p.m. (New York time) on the applicable Purchase Date, the Seller shall exclude from the final Purchase Request on such Purchase Date any Receivable subject to such dispute until such report is acceptable to the Purchaser (and such excluded Receivables shall be deemed not sold on such date).

(b) With respect to any Receivable to be sold hereunder, on the Closing Date or any Purchase Date, the Purchaser may not purchase such Receivable unless it pays to the Seller an amount, in cash, that is at least equal to the Purchase Price in respect of such Receivable.

(c) If any Initial Scheduled Payment with respect to a Purchased Receivable constituting a Holdback Receivable is remitted to the Lockbox Account or the Collection Account by the third Business Day following the due date therefor (the “Holdback Cut-Off Date”), the Seller agrees to pay to the applicable Claimant the portion of the Holdback Funds representing the purchase price payable by the Seller to the such Claimant for such Initial Scheduled Payment under the related Settlement Purchase Agreement by not later than 5:00

p.m. (New York time) on the second Business Day following the Holdback Cut-Off Date unless such portion has already been released to the related Claimant or the Seller’s obligation to pay such amount to the related Claimant has been extinguished pursuant to the terms of the related Settlement Purchase Agreement because one or more Initial Scheduled Payments has not been remitted to the Seller or its assigns, in each case prior to the Closing Date or applicable Purchase Date. If any Initial Scheduled Payment with respect to a Purchased Receivable constituting a Holdback Receivable is not remitted to the Lockbox Account or the Collection Account by the Holdback Cut-Off Date in respect thereof, the Seller agrees to pay to the Purchaser an amount equal to such Initial Scheduled Payment by not later than 5:00 p.m. (New York time) on the second Business Day following the Holdback Cut-Off Date; provided, that, if subsequent to the Holdback Cut-Off Date the Purchaser receives such Initial Scheduled Payment with respect to which the Seller has made a payment to the Purchaser, the Purchaser hereby agrees to remit such Initial Scheduled Payment to the Seller.

SECTION 2.03. Payments and Computations, Etc. All amounts to be paid by the Seller to the Purchaser hereunder shall be paid in accordance with the terms hereof no later than 1:00 P.M. (New York time) on the day when due in Dollars in immediately available funds to the Lockbox Account or the Collection Account. All amounts to be paid by the Purchaser to the Seller hereunder shall be paid in accordance with the terms hereof no later than 5:00 P.M. (New York time) on the day when due to such account as may be specified therefor by the Seller from time to time by notice to the Purchaser. Payments received by the Purchaser or the Seller after such times shall be deemed to have been received on the next Business Day. In the event that any payment becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day. The Seller shall, to the extent permitted by law, pay to the Purchaser, on demand, interest on all amounts not paid when due hereunder at 2% per annum above the per annum rate designated by J.P. Morgan Chase & Co. as its “prime rate” for commercial borrowers (such rate not necessarily being the lowest rate offered by such bank) as in effect on the date such payment was due; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

SECTION 2.04. Transfer of Records to the Purchaser.

(a) In connection with the Purchases of Receivables hereunder, the Seller hereby sells, transfers, assigns and otherwise conveys to the Purchaser all of the Seller’s right and title to, and interest in, the Records relating to all Purchased Assets, without the need for any further documentation in connection with any Purchase.

(b) The Seller shall deliver electronic copies of all Records relating to Receivables to be sold hereunder to Purchaser via a secure FTP site (as designated by the Purchaser) within five (5) Business days of the date on which such Receivables are scheduled to be sold.

(c) The Seller shall deliver electronic copies of all Servicer Records relating to Receivables to be sold hereunder to Servicer via a secure FTP site (or such other means as are reasonably requested by the Servicer) within two (2) Business days of the date on which such Receivables are scheduled to be sold.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d) The Seller take such commercially reasonable action as is requested by the Purchaser (or its assignees), from time to time hereafter, that may be necessary or appropriate to ensure that the Purchaser (and its assignees) has an enforceable ownership or security interest, as applicable, in all of the Purchased Assets purchased from the Seller hereunder.

SECTION 2.05. Concentration Limits.

(a) The Seller shall not list any Receivables on a Purchase Request which would cause the Discounted Receivable Balance of all Receivables owned by the Purchaser following the related Purchase Date and payable by (i), with respect to each of the two Obligors and two Settlement Annuity Providers comprising the two largest portions of the Aggregate Discounted Receivables Balance following the related Purchase Date, any single Obligor or an any single Settlement Annuity Provider to exceed [*] and (ii) any single Obligor or any single Settlement Annuity Provider (excluding from consideration for this purpose the two Obligors and Settlement Annuity Providers obligated under Receivables comprising the two largest portions of the Aggregate Discounted Receivables Balance following the related Purchase Date) to exceed [*], in each case, of the Aggregate Discounted Receivables Balance of all Receivables owned by the Purchaser following the related Purchase Date.

(b) The Seller shall not list any Receivables on a Purchase Request which would cause the Discounted Receivable Balance of all Receivables owned by the Purchaser following the related Purchase Date with Transfer Orders issued by courts located in any single state to exceed [*] (or [*] solely with respect to Receivables located in the state of Florida) of the Aggregate Discounted Receivables Balance of all Receivables owned by the Purchaser following the related Purchase Date.

(c) The Seller shall not list any Receivables on a Purchase Request which would cause the Discounted Receivable Balance of all Highly Mortality Sensitive Receivables owned by the Purchaser following the related Purchase Date to exceed [*] of the Aggregate Discounted Receivables Balance of all Receivables owned by the Purchaser following such Purchase Date.

(d) The Seller shall not list any Receivables on a Purchase Request which would cause the Discounted Receivable Balance of all Tobacco Use Receivables owned by the Purchaser following the related Purchase Date to exceed [*] of the Aggregate Discounted Receivables Balance of all Receivables owned by the Purchaser following the related Purchase Date.

(e) The Seller shall not list any Receivables on a Purchase Request which would cause the Discounted Receivable Balance of the Excess Portion of all Receivables to exceed [*] of the Aggregate Discounted Receivables Balance of all Receivables owned by the Purchaser following the related Purchase Date.

SECTION 2.06. Maximum Purchase Amount Increases. From time to time, prior to the Purchase Commitment Termination Date, the Purchaser, in its sole discretion, may increase the Maximum Purchase Amount, in increments not less than $5,000,000, through written notice thereof to the Seller. The Maximum Purchase Amount shall not exceed the Facility Purchase Limit.

SECTION 2.07. Power of Attorney. The Seller hereby irrevocably appoints the Purchaser and its designees as its attorney-in-fact with right of substitution so that Purchaser or any Person designated by the Purchaser shall be authorized, without need of further authorization from the Seller, after the occurrence of a Purchaser Commitment Termination Event, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Receivables and the Related Assets sold to Purchaser hereunder, to receive, endorse and collect any drafts or other documents in connection therewith, and to file any claims or take any action or institute any proceedings that the Purchaser (or such designee) may deem to be necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of, or to perform any obligations or enforce any rights of the Seller in respect of, the Receivables and the Related Assets sold to Purchaser hereunder. This special power of attorney shall be deemed coupled with an interest and cannot be revoked by the Seller.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.01. Conditions Precedent to Agreement. The effectiveness of this Agreement and any obligations of the Purchaser hereunder are subject to each of the following conditions precedent being satisfied in all material respects (as determined by the Purchaser in its reasonable discretion):

(a) the conditions precedent to the execution, delivery and effectiveness of each of the other Transaction Documents (other than a condition precedent in any such other Transaction Document relating to the effectiveness of this Agreement) shall have been fulfilled;

(b) Purchaser shall have received satisfactory legal opinions from (i) Foley & Lardner, LLP in respect of certain corporate and enforceability matters and (ii) Alston & Bird LLP in respect of certain UCC and corporate and enforceability matters under Georgia law;

(c) Purchaser shall have received closing certificates (officer’s certificates certifying to and attaching each party’s constituent documents, resolutions indicating the authority to execute the Transaction Documents, good standing certificate (or equivalent) and incumbency of relevant officers scheduled to consummate the transactions contemplated by the Transaction Documents) satisfactory to the Purchaser from the Seller and Imperial;

(d) notwithstanding the provisions of Section 4.01(d), Seller shall have made an arrangement, satisfactory to the Purchaser, in connection with filing and recording, at the Seller’s own expense, all UCC-1 financing statements necessary or advisable to perfect the Purchaser’s ownership interest in the Purchased Assets in each applicable jurisdiction;

(e) Imperial shall have duly executed and delivered to the Purchaser a guarantee of Seller’s obligations under this Agreement and the other Transaction Documents in form satisfactory to the Purchaser;

(f) Purchaser shall have received duly executed copies of the each document listed on Schedule VII hereto; and

(g) Purchaser shall have received copies of reports of a UCC lien search conducted in the central filing office and any relevant local offices of the Seller, the Transition Purchase Entity and Structured Settlement Trust 2011-A with respect to the Receivables reflecting the absence of Liens on the Receivables and Related Assets, except for Permitted Liens or Liens created hereunder in favor of the Purchaser or except for Liens as to which Purchaser has received UCC termination statements.

SECTION 3.02. Conditions Precedent to Ongoing Purchases.

(a) The obligation of the Purchaser on the Closing Date and each Purchase Date to accept and pay the Purchase Price for the transfers of Receivables and Related Assets under this Agreement is subject to the conditions precedent that as on the Closing Date and such Purchase Date:

(b) the representations and warranties contained in Article IV are true and correct in all material respects;

(c) no Purchase Commitment Termination Event shall have occurred and be continuing as of such Closing Date or Purchase Date;

(d) Purchaser shall have received copies of reports of a UCC lien search conducted in the central filing office and any relevant local offices of the Seller with respect to the Receivables reflecting the absence of Liens on the Receivables and Related Assets, except for Permitted Liens or Liens created hereunder in favor of the Purchaser or except for Liens as to which Purchaser has received UCC termination statements;

(e) the Purchase of such Receivables and Related Assets would not cause any of the Concentration Limits listed in Section 2.05 to no longer be satisfied; and

(f) the Purchaser shall have received the Records for each Receivable (and Related Assets) to be sold on a Purchase Date no later than five (5) Business Days prior to such Purchase Date in accordance with Section 2.04(b), and a Purchase Request in respect of such Receivables no later than five (5) Business Days prior to such Purchase Date in accordance with Section 2.02(a), and determined that such Purchase Request is not deficient in any material respect (except with respect to any Receivables excluded under the terms of Section 2.02 hereof).

The Seller, by executing the related Purchase Request (once approved by the Purchaser), shall be deemed to have certified, with respect to the Receivables and Related Assets sold on the applicable Purchase Date, that its representations and warranties contained in Article IV are true and correct in all material respects on and as of such Purchase Date, with the same effect as though made on and as of such day.

SECTION 3.03. Effect of Payment of Purchase Price. Upon the payment of the Purchase Price by the Purchaser to the Seller for any Purchase pursuant to Section 2.02(b), title to the Receivables and Related Assets included in such Purchase shall vest in the Purchaser.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Seller. The Seller hereby represents and warrants that as of the Closing Date and (except for representations and warranties which relate to a specific date only) each Purchase Date thereafter until the Purchase Termination Date:

(a) Organization and Good Standing. The exact legal name of the Seller is Washington Square Financial, LLC. The Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Georgia. The Seller’s organizational identification number is 10004150. The Seller has full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement, the Settlement Purchase Agreements, and each of the other Transaction Documents to which it is a party.

(b) Due Qualification. The Seller is duly qualified to do business and is in good standing as a foreign limited liability company, and has obtained all necessary licenses and approvals, in each jurisdiction where the conduct of business requires such licenses and approvals except where the failure to be so qualified or obtain such licenses and approvals would not reasonably be expected to have a material adverse effect on the performance of the Seller’s obligations under the Transaction Documents to which it is a party, including, without limitation, the sale of the Purchased Assets hereunder or the collectability thereof, the inability of the Seller to continue its Structured Settlement business as a going concern or a material decrease in the resources available for the advertising or marketing of such business (“Material Adverse Effect”).

(c) Due Authorization; Conflicts. The execution, delivery and performance by the Seller of this Agreement and each of the other Transaction Documents to which it is a party are within the Seller’s powers, have been duly authorized by all necessary corporate, partnership and/or limited liability company action, and do not contravene (i) the Seller’s limited liability company operating agreement, (ii) any law, rule, regulation, order, decree or contractual restriction binding on, or affecting, the Seller, or (iii) any agreement, contract, indenture, credit agreement, mortgage, or other instrument, document or agreement to which the Seller or any of its assets are subject or by which the Seller or any of its assets may be affected, except under the Purchase and Contribution Agreement or any security or other agreements executed in connection therewith (together with the Purchase and Contribution Agreement, the “Existing Facility Documents”) occurring as a result of the effectiveness of this Agreement prior to the termination of such agreements on the date hereof.

(d) Consents. No authorization or approval or other action by, and no notice to or registration of or filing with, any Governmental Authority or other regulatory body is required to be made by the Seller for the due execution, delivery and performance by the Seller, or to ensure the legality, validity, binding effect or enforceability of, this Agreement, the

Settlement Purchase Agreements or any of the other Transaction Documents to which it is a party, except for (i) the filing of UCC financing statements against the Seller in respect of the transactions contemplated herein, all of which that need to be filed or are advisable to be filed to perfect Purchaser’s ownership interest in the Purchased Assets in each applicable jurisdiction (as comprised as of the date of the making or remaking of this representation and warranty) have been so made at the Seller’s own expense, or delivered to the Purchaser in form suitable for filing at the Seller’s own expense, and (ii) any securities filings by Imperial Holdings, Inc. with the United States Securities and Exchange Commission.

(e) Enforceability. Each of this Agreement and any of the other Transaction Documents to which it is a party is and will be the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(f) Proceedings. There are no judgments or other judicial or administrative orders outstanding against the Seller nor is there any pending or, to the Seller’s knowledge, threatened action or proceeding affecting the Seller before any court, governmental agency or arbitrator, other than the U.S. Government Investigation and the class action litigation and similar actions disclosed by, and contemplated in, Imperial’s Quarterly Report on Form 10-Q for the three and nine month periods ended September 30, 2011.

(g) Compliance with Laws, Etc. The Seller is not in violation of (i) any law, rule, regulation, order, writ, judgment, decree, determination or award applicable to it or any of the Receivables or Related Assets or (ii) any indenture, lease, loan or other agreement to which it is a party or by which it or its assets may be bound or affected except in the case of this clause (ii) for such violations that would not reasonably be expected to have a Material Adverse Effect or for such violations occurring under the Existing Facility Documents occurring as a result of the effectiveness of this Agreement prior to the termination of such agreements on the date hereof.

(h) Lockbox Accounts. All action required to be taken with respect to the Lockbox Account pursuant to Section 5.02(h) has been taken. No financial institution (other than institutions which are listed on Schedule III or elsewhere herein) holds any deposit account or services the Lockbox Account for the receipt of Scheduled Payments in respect of the Receivables and Related Assets. All Obligors and Settlement Annuity Providers have been directed and instructed to make payments on the Receivables to the Lockbox Account and such instructions are in full force and effect.

(i) Locations. The principal place of business and chief executive office of the Seller are located at 701 Park of Commerce Blvd., Ste. 301, Boca Raton, FL 33487 and the Seller keeps all of its records relating to the Receivables and Related Assets at such office.

(j) Accuracy of Information. Each certificate, information, exhibit, financial statement, document, book, record, report or disclosure furnished by the Seller to the Purchaser is true, accurate and complete in all material respects.

(k) Intentionally Omitted.

(l) Records. The Records are true, accurate and complete in all material respects as of the related Closing Date or Purchase Date and include all amendments, supplements and modifications delivered to Seller or entered into by Seller in respect thereof.

(m) Investment Company Act Matters. The Seller is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act.

(n) Title to Property. The Seller, with respect to any Receivables, Related Assets or other Purchased Assets, immediately prior to the Purchase thereof by the Purchaser hereunder, had good, indefeasible, and merchantable title to and ownership of such Receivables, Related Assets or other Purchased Assets, free and clear of all Liens except for Permitted Liens. From and after the sale of a Receivable to Purchaser hereunder, no effective financing statement or other instrument similar in effect covering any of the Receivables and Related Assets or any other interest therein, naming the Seller as debtor, is on file in any recording office except for financing statements (i) in favor of Purchaser in accordance with this Agreement or (ii) with respect to which UCC-3 termination statements or amendments necessary to release all Adverse Claims of any Person in the Receivables and Related Assets granted by Purchaser or the Seller have been filed. For the avoidance of doubt, with respect to any Receivables and Related Assets sold on the Closing Date or any Purchase Date, the Seller shall have no right, title or interest in such Receivables and Related Assets after the Closing Date or such Purchase Date except in connection with a repurchase thereof.

(o) Tradenames. Except for the name “Imperial Structured Settlements”, the Seller has no tradenames, fictitious names, assumed names or “doing business as” names and since the date of its organization and registration as a limited liability company.

(p) Solvency. After giving effect to each Purchase of Purchased Assets hereunder, the Seller is and will be solvent and able to pay its debts as they come due, and has and will have adequate capital to conduct its business.

(q) Valid Sale. This Agreement constitutes a valid sale to the Purchaser of all right, title and interest of the Seller in and to the Receivables and Related Assets now or hereafter Purchased hereunder and in and to all other Purchased Assets and the proceeds thereof free and clear of any Lien, other than any Permitted Lien or, if a court of competent jurisdiction were to hold that any Purchase of Receivables and Related Assets hereunder does not constitute a valid sale of the affected Receivables and Related Assets as set forth herein but instead constitutes a loan in the amount of the Purchase Price together with interest thereon to be computed at an interest rate consistent with the economic terms of this Agreement or otherwise of such Receivables and Related Assets, constitutes a valid grant to the Purchaser of a “security interest” (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in the Purchased Assets created hereunder) in accordance with Section 2.01(d), which is and shall be a first priority (subject to Permitted Liens) perfected security interest to secure such loan in the amount of the Purchase Price (together with interest thereon to be computed at an interest rate consistent with the economic terms of this Agreement), free and clear of any Lien (other than any Permitted Lien) in all right, title and interest of the Seller in and to the Receivables and Related Assets now or hereafter Purchased by the Purchaser pursuant hereto and in and to all other Purchased Assets and the proceeds thereof which will be enforceable by the Purchaser (and its assignees or pledgees) upon such creation of such security interest.

(r) Nature of Purchases. The Purchaser has given reasonably equivalent value to the Seller in consideration for each Purchase by the Purchaser from the Seller of the Receivables and Related Assets pursuant hereto, and no such transfer has been made for or on account of an antecedent debt owed by the Seller to the Purchaser.

(s) Licenses. The Seller has complied in all respects with all registration and licensing requirements in each jurisdiction in which it is required to be specially registered or licensed as a purchaser of Receivables, except where the failure to obtain or possess such registration or licensure will not have a Material Adverse Effect on the Purchased Receivables or the performance of the Seller’s obligations under this Agreement.

(t) ERISA Matters. Except as set forth on Schedule II, neither the Seller nor any of its ERISA Affiliates has maintained or participated in any Plan or Multiemployer Plan during the past six (6) years. With respect to any such Plan and/or Multiemployer Plan, (i) such Plan and/or Multiemployer Plan complied and complies in all material respects with all applicable Requirements of Law, (ii) no Reportable Event has occurred with respect to any such Plan and/or Multiemployer Plan, (iii) no such Plan or Multiemployer Plan has been terminated, and (iv) no funding deficiency has occurred in respect of any such Plan or Multiemployer Plan, except, in each case, where the occurrence of any of the foregoing could not be reasonably expected to result in liability to the Purchaser in excess of the Plan Liability Threshold or result in a Lien against the Purchased Assets (or any portion thereof). With respect to any such Plan or Multiemployer Plan that is intended to qualify for special tax treatment under Sections 401(a) or 403(a) of the Internal Revenue Code, such Plan or Multiemployer Plan is in compliance with the applicable requirements of the Internal Revenue Code for such qualifications.

(u) Policies and Procedures. No change has been made to the Credit Policy Manual, except any such change which would not result in the Seller being in breach of Section 5.02(c).

(v) Origination and Servicing Policies. On and prior to any Purchase Date, with respect to any Receivables and Related Assets which were Purchased on such Purchase Date, the Seller is in compliance with its Credit Policy Manual. After the Closing Date or any Purchase Date, with respect to any Receivables and Related Assets that were Purchased on the Closing Date or such Purchase Date, the Seller shall have no authority with respect to the collection, amendment, modification, adjustment, extension or cancellation of such Receivable or Related Asset.

(w) Tax Status; Sale Treatment. The Seller has (i) filed all tax returns (federal, state and local) required to be filed relating to the Receivables and Related Assets, (ii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges (except for taxes, assessments or other governmental charges that are being contested in good faith by the Seller through appropriate proceedings and with respect to which adequate reserves have been maintained in accordance with GAAP) relating to the Receivables and Related Assets, and (iii) accounted for each sale of Receivables and Related Assets hereunder in its books and financial statements as sales, consistent with GAAP.

(x) No Claim or Interest. Neither the Seller nor any Person claiming through or under the Seller has any claim to or interest in the Lockbox Account or the Collection Account.

(y) Certain Regulatory Matters. The execution, delivery and performance by the Seller of this Agreement and each of the other Transaction Documents to which it is a party do not contravene any law, rule, regulation, order, decree or contractual restriction binding on, or affecting, the Seller with respect to the U.S. Government Investigation.

SECTION 4.02. Representations and Warranties of the Seller Relating to the Receivables and Related Assets. The Seller hereby represents and warrants to the Purchaser as of the Closing Date and on each Purchase Date that:

(a) Eligibility. Each Receivable to be Purchased by the Purchaser pursuant hereto is an Eligible Receivable on the Closing Date or applicable Purchase Date.

(b) Scheduled Payments. From and after the Closing Date, the Credit Policy Manual shall provide that, upon the receipt of payment of less than the full amount of any Scheduled Payment in respect of any Receivable in respect of which there is a concurrent obligation of the Seller to remit a Split Payment to the Claimant thereon, such Scheduled Payment shall be remitted to the Seller and the Claimant pro rata based on the relative percentages of the full amount of such Scheduled Payment which each would be entitled to receive (had the full payment been received) in accordance with the terms of the applicable Settlement Purchase Agreement.

(c) No Adverse Selection. The Receivables sold under this Agreement have not been selected based on the credit quality of the relevant Settlement Annuity Provider or Obligor, as applicable, the health and medical characteristics of the relevant Referenced Settlement Recipient, the likelihood of payment of such Receivable, or on any other adverse selection criteria.

(d) Judgment and Tax Liens. No Receivable will be subject to a judgment or tax Lien that has priority to the Purchaser’s interest in such Receivable other than a Permitted Lien.

(e) Letter to Settlement Annuity Provider and Obligor. With respect to each Receivable, the Seller has delivered a copy of the Transfer Order to the related Settlement Annuity Provider and related Obligor, in each case directing such Settlement Annuity Provider or Obligor (as applicable) to make all Scheduled Payments with respect to such Receivable to the order of the Purchaser at the Lockbox Account.

SECTION 4.03. Representations and Warranties of the Purchaser. The Purchaser represents and warrants that as of the Closing Date and (except for representations and warranties which relate to a specific date only) each Purchase Date:

(a) Corporate Existence and Power. The exact legal name of the Purchaser is Compass Settlements LLC. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. The Purchaser’s organizational identification number is 5015766. The Purchaser has full power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Purchaser is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified.

(b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents to which it is a party (i) are within the Purchaser’s limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) require no action by or in respect of, or filing with, any Governmental Authority or official thereof, and (iv) do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Purchaser’s organizational documents or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Purchaser.

(c) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

SECTION 4.04. Survival of Representations and Warranties. The representations and warranties made pursuant to this Article IV on the date of any Purchase shall survive such Purchase and the termination of this Agreement.

ARTICLE V

GENERAL COVENANTS OF THE SELLER

SECTION 5.01. Affirmative Covenants of the Seller. At all times from the date hereof to the Termination Date, unless the Purchaser shall otherwise consent in writing:

(a) Compliance with Law. The Seller will comply in all material respects with all Requirements of Law applicable to the Purchased Assets.

(b) Preservation of Existence. The Seller will preserve and maintain its existence, rights, franchises and privileges as a limited liability company in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign business entity in each jurisdiction where the conduct of such business requires such qualification except for such failures that would not reasonably be expected to have a Material Adverse Effect.

(c) Inspection of Books and Records. The Purchaser, its assigns (or designated representative thereof) and independent accountants appointed by, or other agents of, any of the foregoing, shall have the right, upon reasonable prior written notice to the Seller, to visit the Seller, to (i) discuss the affairs, finances and accounts of the Seller with, and to be advised as to the same by, its officers, and (ii) examine the books of account and records of the Seller, and to make or be provided with copies and extracts therefrom, all at such reasonable times and intervals and to such reasonable extent during regular business hours as the Purchaser, its assigns (or designated representatives) or such accountants or agents appointed by any of the foregoing, as applicable, may desire. Seller shall pay for one (1) such inspection during each calendar year; provided, that, if a Purchase Commitment Termination Event has occurred, Seller shall pay for any related inspections; provided further, that Seller shall have no obligation to (x) pay for any inspections occurring more than five (5) years after the Closing Date and (y) pay more than $7,500 per calendar year for such inspection(s).

(d) Keeping of Records and Books of Account. The Seller itself or through its agents will (i) keep proper books of record and account, which shall be maintained or caused to be maintained by the Seller and shall be separate and apart from those of any Affiliate of the Seller, in which full and correct entries shall be made of all financial transactions and the assets and business of the Seller in accordance with GAAP consistently applied, and (ii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables and Related Assets in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of all Collections of and adjustments to each existing Receivable).

(e) Location of Records. The Seller will keep at its principal place of business, chief executive office and the office where it keeps the books, records and documents regarding the Purchased Assets at the address of the Seller referred to in Section 4.01(i), or in each case, upon satisfaction of the conditions set forth in Section 5.02(f), at any other location within the United States.

(f) Settlement Purchase Agreements. The Seller will at its expense, timely perform and comply with all provisions, covenants and other promises required to be observed by the Seller under each Settlement Purchase Agreement, maintain each Settlement Purchase Agreement in full force and effect, enforce each Settlement Purchase Agreement in accordance with its respective terms, and, at the request of the Purchaser or any of its assigns, make to the Claimant such reasonable demands and requests for information and reports or for action as such Person may request to the extent that the Seller is entitled to do the same thereunder; it being agreed however that with respect to the obligations of the Seller to remit Split Payments to the Claimant pursuant to the Settlement Purchase Agreements relating to the Purchased Assets, such obligation shall hereafter be performed by the Purchaser. Remittances by the Purchaser with respect to Split Payments shall be made via check, wire transfer or such other form of payment as the Purchaser may select in its sole discretion.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(g) Payment of Taxes, Etc. The Seller will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon it in respect of the Purchased Assets, or in respect of its income or profits therefrom, and any and all claims of any kind (including, without limitation, claims for labor, materials and supplies) in respect of the Purchased Assets, except where such tax, assessment, charge or levy is being contested in good faith and by proper proceedings.

(h) Collections. In the event that the Seller or any of the Seller’s Affiliates (other than the Purchaser or any of its assigns) receives any Collections, the Seller agrees to hold, or cause such Affiliate to hold, all such Collections in trust and to deposit such Collections as soon as practicable, but in no event later than two (2) Business Days after its receipt thereof, to (i) the Lockbox Account or (ii) to the Collection Account.

(i) Fidelity Insurance. The Seller shall maintain, at its own expense, a fidelity insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting on behalf of the Seller in any capacity with regard to the Receivables and Related Assets in handling documents and papers related thereto. Any such fidelity insurance shall protect and insure the Seller against losses, including forgery, theft, embezzlement, and fraud, and shall be maintained in an amount of at least [*] or such lower amount as the Purchaser or any of its assigns may in their commercially reasonable credit judgment designate to the Seller from time to time. No provision of this Section 5.01(i) requiring such fidelity insurance shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement or any of the other Transaction Documents. The Seller shall be deemed to have complied with this provision if one of its Affiliates has such fidelity policy coverage and, by the terms of such fidelity policy, the coverage afforded thereunder extends to the Seller. Upon the request of the Purchaser or any of its respective assigns, the Seller shall cause to be delivered to the Purchaser or such assigns at any time thereafter, as applicable, a certification evidencing coverage under such fidelity policy. Any such insurance policy shall contain a provision or endorsement providing that such policy may not be canceled or modified without ten (10) days’ prior written notice to the Purchaser and such assigns.

(j) Protection of Right, Title and Interest to Purchaser and Assignees. The Seller shall cause all financing statements and continuation statements and any other necessary documents covering the Purchaser’s and the Purchaser’s assignees’ right, title and interest in and to the Purchased Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law to preserve and protect fully the right, title and interest of the Purchaser and its assignees in and to all such Purchased Assets. The Seller shall cooperate with the Purchaser or any of its respective assigns, and the Seller shall take commercially reasonable actions as any such Person shall reasonably request, in order to carry out the objectives of this Agreement and the other Transaction Documents.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(k)Accounting For Purchases. To the fullest extent permitted, the Seller shall treat all Purchases hereunder by the Purchaser as sales thereof for all tax, accounting and other purposes.

(l) Repurchase or Substitution of Receivables. To the extent (i) that any representation or warranty of the Seller with respect to any Receivable constituting a Purchased Asset under Section 4.02 or set forth in any certificate delivered by or on behalf of the Seller in connection with any Purchase or in connection with any opinions of counsel delivered on the Closing Date in any case with respect to any Receivable constituting a Purchased Asset was incorrect in any material respect when made or remade or deemed made or remade or (ii) any bona fide claim against a Receivable (or the Scheduled Payments reflected therein) is made by [*] (a “Breach”), the Seller shall promptly notify the Purchaser of such Breach. Within [*] Business Days of receipt of notification of such Breach, the Purchaser must notify the Seller if it elects to waive the requirements of this Section 5.01(l) with respect to such Breach and any related Purchase Commitment Termination Event. Unless the Purchaser provides a waiver to the Seller in accordance with the preceding sentence, within [*] Business Days of discovery of a Breach (but in no case earlier than [*] Business Days after such discovery), without further action by the Purchaser, the Seller shall either (X) convey to the Purchaser in exchange for the affected Receivable, one or more different Eligible Receivables (1) to be described on an Purchase Request delivered to the Purchaser in accordance with Section 2.02(a), (2) having a Discounted Receivables Balance approximately equal to, but not less than, the Discounted Receivables Balance of the Receivable being so replaced (as calculated by treating any past-due Scheduled Payments then due as if such Scheduled Payments were due on the date of such calculation) and (3) having a scheduled date for receipt of its last Scheduled Payment that is no later than the scheduled date for receipt of the last Scheduled Payment of the Receivable being so replaced or (Y) repurchase in cash delivered to the Purchaser as aforesaid, in an amount equal to the sum of the Discounted Receivables Balance plus any past-due Scheduled Payments then due on such Receivable, as if such Scheduled Payments were due on the date of such repurchase or (Z) in the case of a claim by a [*] under clause (ii) of the definition of Breach, satisfy the claim of such [*] as evidenced by a general release, receipt or other documentation signed by such [*]. Any Receivable being replaced or repurchased under this paragraph shall cease to be a “Receivable” hereunder. In the event that the Purchaser does not provide a waiver as described above, as long as the Seller timely complies with its obligations under this paragraph, no Purchase Commitment Termination Event shall occur as a consequence of any Breach. Purchaser and Seller hereby agree (i) to work together with each other in good faith to structure any repurchase transactions to be in compliance with applicable laws, Transfer Orders and contracts, (ii) to execute and deliver to each other such documents and take such other action as may be necessary or desirable in order to consummate such repurchase transactions (which may include ownership assignments and the granting of limited powers of attorney to endorse for deposit checks received under the repurchased structured settlement receivables) and arrange for the forwarding of any and all payments under the repurchased structured settlement receivables to the Seller and (iii) that the Seller shall pay or reimburse the Purchaser for its reasonable costs and expenses incurred in connection with such activities.

(m) Marking of Sales. The Seller shall clearly and unambiguously mark its accounting records evidencing the Receivables sold on the Closing Date and each Purchase Date with a legend stating that such Receivables have been sold to Purchaser in accordance with this Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(n) Cooperation with Sales, Transfers, Assignment and Securitizations. If requested by the Purchaser, the Seller shall reasonably cooperate with respect to any and all sales, transfers, assignments, conveyances or securitization transactions involving the Purchaser or any of its Affiliates or any other Person relating to its or their respective interests in the Purchased Assets, including without limitation by (i) participating in and answering reasonable questions during due diligence discussions and meetings relating to any and all sales, transfers, assignments, conveyances or securitization transactions, (ii) providing any Person, including without limitation, potential purchasers, transferees, assignees, rating agencies and actuarial consultants, and their respective advisors, on a confidential basis, information regarding the Purchased Assets reasonably requested by such parties to evaluate such Purchased Assets and any and all proposed sales, transfers, assignments, conveyances or securitization transactions and (iii) executing and delivering such amendments of, and waivers and consents relating to, the Transaction Documents as the Purchaser, any of its Affiliates or any other Person may reasonably request in connection with any and all such sales, transfers, assignments, conveyances or securitization transactions; provided, however, that no such amendment, waiver or consent needs to be executed or delivered by the Seller if it would (x) cause the Seller to receive financial compensation less than that provided to the Seller as of the date thereof in the Transaction Documents or (y) materially alter the rights of the Seller as of the date thereof in the Transaction Documents, unless for either (x) or (y), the Seller and the Purchaser agree in advance to such amendment, waiver or consent. The Seller agrees that, in connection with any securitization transaction entered into by the Purchaser relating to the Purchased Assets, if requested, it will obtain an opinion of counsel with respect to true sale matters relating to the sale of Receivables from the Claimants to the Seller under the form of Settlement Purchase Agreement attached hereto as Exhibit B, such opinion to be in form and substance reasonably satisfactory to the Purchaser. The Purchaser agrees to pay or reimburse the Seller’s reasonable costs and expenses incurred in providing such cooperation and assistance.

(o) Defenses. The Seller shall defend (or repurchase in accordance with Section 5.01(l)) each Receivable against all lawsuits and Adverse Claims of all Persons at any time which arose (or is claimed to have arisen) prior to the Closing Date or related Purchase Date and is claimed to have arisen due to the action or inaction of the Seller prior to the Closing Date or related Purchase Date.

(p) Reporting Requirements.

(i) As soon as possible and in any event within [*] after any officer of the Seller has actual knowledge of the occurrence of a Purchase Commitment Termination Event, an officer’s certificate of the Seller setting forth details of such event and the action the Seller proposes to take with respect thereto.

(ii) As soon as possible and in any event within [*] after any officer of the Seller has actual knowledge of the occurrence of any material litigation, arbitration or regulatory inquiries against the Seller, which if determined adversely against the Seller, would have a material adverse effect on the Seller’s ability to meet its obligations under this Agreement, an officer’s certificate of the Seller setting forth details of such event and the action the Seller proposes to take with respect thereto.

(iii) On the first Business Day of each calendar week, the Seller shall prepare and deliver to Purchaser and Servicer a report, substantially in the form of Exhibit D (a “Pipeline Report”) with respect to the Receivables to be sold to the Purchaser on the next Purchase Date (if any), as well as information about Receivables the Seller plans to sell under this Agreement in the future. Upon discovery of any error in any report or information furnished to the Purchaser or the Servicer, the Purchaser, the Servicer, and the Seller shall confer and shall agree upon any necessary adjustments to correct any such errors. Until correction of such error, all Collections relating to such errors shall be retained in the Collection Account, to the extent such Collections have been deposited in the Collection Account pursuant to the terms hereof. Unless the Purchaser has received actual notice of any discrepancy, the Servicer and the Purchaser may rely on such reports or information for all purposes hereunder.

SECTION 5.02. Negative Covenants of the Seller. From the date hereof until the Termination Date, without the written consent of the Purchaser:

(a) No Liens. The Seller will not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) on, any Purchased Asset, whether now existing or hereafter created, or any interest therein, and the Seller shall defend the right, title and interest of the Purchaser in and to the Purchased Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

(b) Amendment to Organization Documents; Extension or Amendment of Receivables. The Seller will not amend, otherwise modify or waive any term or condition of its (i) formation documents, or (ii) governing documents, in each case, in any manner that would reasonably be expected to result in a material adverse effect on the Receivables or Related Assets except with the prior written consent of the Purchaser. The Seller will not extend, amend or otherwise modify (or consent to any such extension, amendment or modification of) the terms of any Receivable or rescind or cancel, or permit the rescission or cancellation of, any Receivable, except as ordered by a court of competent jurisdiction or other Governmental Authority.

(c) Change in Credit Policy Manual and Business Policy. The Seller will not make, or consent or fail to object to, any change in the Credit Policy Manual which change could be reasonably likely to impair or delay the collectibility of any Receivable or result in a deterioration in the creditworthiness of the Obligors or Settlement Annuity Providers generally. Upon any change in the Credit Policy Manual, the Seller will promptly forward a copy of the same to the Purchaser. The Seller will not make any change in the character of its business that could reasonably be expected to have a material adverse effect on the collectability of the Receivables or the Related Assets.

(d) Deposits to Lockbox Accounts, the Collection Account. The Seller will not deposit or otherwise credit, or cause to be so deposited or credited, or consent or fail to object to any such deposit or credit, to the Lockbox Account or the Collection Account, cash or cash proceeds other than Collections of Purchased Assets (except for any amounts received in respect of Split Payments); provided, that, to the extent any such other amounts are so deposited on any date, it shall not constitute a breach hereunder if such other funds are removed from the Lockbox Account within two (2) Business Days after such amounts were so deposited in such Lockbox Account.

(e) Receivables Not To Be Evidenced by Promissory Notes. The Seller will take no action to cause any Receivable to be evidenced by any “instrument” (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivable created hereunder), except in connection with its enforcement.

(f) Change in Name. The Seller will not make any change to its name, principal place of business, limited liability company structure or location of books and records or use any tradenames, fictitious names, assumed names or “doing business as” names unless at least thirty (30) days prior to the effective date of any such name change, change in principal place of business, change in limited liability company structure, change in location of its books and records, or change in trade or fictitious names, the Seller notifies the Purchaser and delivers to the Purchaser such financing statements (Forms UCC-1 and UCC-3) which the Purchaser may request to reflect such name change, location change, change in limited liability company structure or fictitious name change or use, together with such other documents and instruments that any such Person may reasonably request in connection therewith and has taken all other steps to ensure that the Purchaser continue to have a first priority, perfected ownership or security interest in the Purchased Assets.

(g) Merger. The Seller shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person unless:

(i) the Person formed by such consolidation or into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be, if the Seller is not the surviving entity, a corporation, limited partnership or limited liability company organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and such entity shall have expressly assumed, by an agreement supplemental hereto, executed and delivered to the Purchaser, in form reasonably satisfactory to the Purchaser the performance of the Seller hereunder and (Y) the Seller shall have delivered to Purchaser an officer’s certificate and an opinion of counsel each in form reasonably satisfactory to Purchaser and stating that such consolidation, merger, conveyance or transfer complies with this Section 5.02(g) and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(ii) the corporation, limited partnership or limited liability company formed by such consolidation or into which the Seller is merged or which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall have all licenses and approvals to perform its obligations hereunder and under the other Transaction Documents to which the Seller is a party, except to the extent the failure to have any such license would not have, and could not reasonably be expected to have, a Material Adverse Effect.

(h) Change in Lockbox Accounts and Instructions to Obligors and Settlement Annuity Providers. The Seller will not terminate or substitute any Lockbox Account, except as otherwise permitted hereunder. The Seller will not instruct any Obligor or Settlement Annuity Provider to remit, or consent to any applicable Claimant’s or Obligor’s instructions to remit or remittance of, Collections to any Person, address or account other than the Lockbox Account or the Collection Account.

(i) Purchase Commitment Period Exclusivity. Until the Purchase Termination Date, the Seller will not, and will cause its Affiliates to not, directly or indirectly, finance, factor, offer or sell Receivables with respect to Life Contingent Structured Settlements which have been originated by it (or any of its Affiliates) to any Person other than the Purchaser; provided that, to the extent (1) any Receivables are not Eligible Receivables or cannot be purchased hereunder due to the application of the concentration limits set forth in Section 2.05, such Receivables may be sold to other Persons and (2) the Purchaser fails to Purchase Eligible Receivables on two consecutive occasions as and when required hereunder due this Section 5.02(i) shall cease to be applicable; provided, further, that upon the occurrence of a Limited Purchase Availability Event, the Purchaser must provide notice to the Seller of an increase in the Maximum Purchase Amount as contemplated by Section 2.06 hereof within 15 business days of the date of the occurrence of such Limited Purchase Availability Event in order to retain exclusivity pursuant to this Section 5.02(i) following the date on which the Purchaser has purchased Receivables equal to the Maximum Purchase Amount (determined prior to the noticed increase).

(j) Change of Control of the Seller. Until the Purchase Termination Date, the Seller shall not become subject to any event, transaction or occurrence that causes Imperial Holdings, Inc., a Florida corporation, to cease to (i) own, directly or indirectly, at least 80% of the outstanding voting equity of the Seller on a fully diluted basis or (ii) have Control over the Seller.

(k) Changes to Designated Address or Designated Assignee. From and after the sale of the related Receivable hereunder, the Seller will not change the “Designated Assignee” or “Designated Address” for payment described within a Transfer Order without notarized, written approval from the Purchaser (for the purposes of this paragraph, references to “Designated Assignee” and “Designated Address” are meant to include words of similar import, in each case), provided that the Seller may make such changes with respect to any Receivable in connection with the repurchase of such Receivable hereunder.

(l) Accounting Changes. The Seller will not make any material change: (i) in accounting treatment and reporting practices except as permitted or required by GAAP, (ii) in tax reporting treatment except as permitted or required by law, (iii) in the calculation or presentation of financial and other information contained in any reports delivered hereunder (except as disclosed therein), or (iv) in any financial policy of the Seller, in each case, if such change could reasonably be expected to have a material adverse effect on the Receivables sold to the Purchaser or the collectibility thereof.

ARTICLE VI

ADMINISTRATION AND COLLECTION

SECTION 6.01. Servicing of Receivables. From and after the Purchase of any Receivable by the Purchaser from the Seller, the Purchaser (or its designees or assignees, including the Servicer) shall have the sole right to service, administer and monitor the Receivables and the Seller shall cease to have any rights whatsoever in connection with such Receivables constituting Purchased Assets. The Seller shall also deliver all books and records relating to the Receivables and Related Assets as shall be reasonably requested, from time to time, by the Purchaser (or any of its agents or assigns, including but not limited to the Servicer), to the Purchaser (or the agent or assign so designated by Purchaser) promptly after each such request, and shall take such other action as shall be reasonably requested by Purchaser (or such agents or assigns) to further evidence such assignment or to assist in the servicing, monitoring, collecting and administering the Receivables and Related Assets sold hereunder.

SECTION 6.02. Responsibilities of the Seller. Anything herein to the contrary notwithstanding:

(a) Subject to the obligation of the Purchaser to remit Split Payments to Claimants pursuant to Settlement Purchase Agreements relating to Purchased Assets, as allocated under Section 5.01(f), (i) the Seller shall perform all of its obligations under the Settlement Purchase Agreements related to the Receivables and Related Assets sold (directly or indirectly) by it hereunder with the same standard of care as it would exercise for assets maintained for its own account, and the exercise by the Purchaser (or any of its assignees) of its respective rights hereunder shall not relieve the Seller from such obligations and (ii) the Purchaser and its assignees shall have no obligation or liability with respect to any Receivable or related Settlement Purchase Agreement, nor shall the Purchaser or any such assignee be obligated to perform any of the obligations of the Seller thereunder.

(b) The Purchaser shall use reasonable commercial efforts to provide, or cause any servicer of the Purchased Assets to provide, to Seller monthly reports containing reasonable detail regarding the payment of Split Payments to Claimants pursuant to Settlement Purchase Agreements relating to Purchased Assets.

(c) The Seller shall, upon the request of the Purchaser or any of its respective assigns, deliver to such Person, as directed, all Records that evidence or relate to the Receivables and Related Assets conveyed to the Purchaser under this Agreement.

SECTION 6.03. Further Action Evidencing Purchases.

(a) The Seller agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and use commercially reasonable efforts, to perfect, protect or more fully evidence the Purchaser’s interests in the Purchased Assets, or to enable the Purchaser (or any agent or designee of any of the foregoing) to exercise or enforce any of their respective rights hereunder. Without limiting the generality of the foregoing, the Seller will (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments and notices, as may be necessary or appropriate or as the Purchaser or any of its assigns, may reasonably request, (ii) without limiting the foregoing, mark its master data processing records evidencing the Receivables included in the Purchased Assets and the related Settlement Purchase Agreements with a legend indicating that such assets have been sold to the Purchaser and (iii) indicate on its financial statements that such Receivables have been sold to the Purchaser pursuant to this Agreement.

(b) If the Seller fails to perform any of its agreements or obligations under this Agreement, following expiration of any applicable cure period, the Purchaser (or any assignee thereof) may (but shall not be required to) perform, or cause performance of, such agreement or obligation, and the Seller shall indemnify the Purchaser (or any such assignee) for its reasonable costs and expenses incurred in connection therewith upon written demand (which demand shall itemize such expenses in reasonable detail).

ARTICLE VII

INDEMNIFICATION

SECTION 7.01. Indemnities by the Seller. Without limiting any other rights which the Purchaser may have hereunder or under applicable law, but without duplication, the Seller hereby agrees to indemnify the Purchaser and all officers, directors, agents and employees of the foregoing (each of the foregoing Persons being individually referred to herein as an “Indemnified Party”) from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable and documented attorneys’ fees and disbursements, awarded against or incurred by any Indemnified Party primarily resulting from any of the following (collectively, the “Indemnified Losses”, and each an “Indemnified Loss”), other than any such Indemnified Loss (x) constituting recourse for Receivables which are uncollectible for credit reasons or (y) which arise solely from the gross negligence or willful misconduct of the affected Indemnified Party:

(i) the sale of any Receivable that is not an Eligible Receivable on the date of such sale to the Purchaser pursuant hereto;

(ii) any representation or warranty made in writing by or on behalf of the Seller or any of its officers under or in connection with this Agreement, any Purchase Request or any other information or report delivered by the Seller with respect to the Seller or the Purchased Assets (to the extent based on information provided by the Seller) pursuant to this Agreement, which shall have been false, incorrect or misleading in any material respect when made;

(iii) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement, or any agreement executed in connection with this Agreement or with any applicable Requirements of Law, with respect to any Receivable, the related Settlement Purchase Agreement or the Related Assets, or the nonconformity of any Receivable, the related Settlement Purchase Agreement or the Related Assets with any such applicable Requirements of Law;

(iv) the failure to vest and maintain vested in the Purchaser or to transfer to the Purchaser, legal and equitable title to, and first priority perfected ownership of, the Receivables, Related Assets and other Purchased Assets, which are, or are purported to be, sold or otherwise transferred by the Seller hereunder, free and clear of any Lien (other than Permitted Liens);

(v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables, Related Assets and other Purchased Assets which are, or are purported to be, sold or otherwise transferred by the Seller hereunder, whether at the time of any Purchase or at any subsequent time;

(vi) the failure by the Seller to be duly qualified to do business, to be in good standing or to have filed appropriate fictitious or assumed name registration documents in any jurisdiction;

(vii) the failure of the Seller to pay when due any sales taxes or other governmental fees or charges imposed in connection with the transfer of the Purchased Assets hereunder;

(viii) the failure of the Seller or any of its agents, employees or representatives to remit to the Purchaser, Collections of Purchased Assets remitted to the Seller or any such agent, employees or representatives in accordance with the terms hereof;

(ix) the commingling of Collections of Receivables at any time with other funds of the Seller except to the extent such Collections have been promptly remitted to the Purchaser;

(x) any investigation, litigation or proceeding related to this Agreement or in respect of any Receivable or any Related Property sold to Purchaser hereunder in respect of any breach by Seller of its representations, warranties or covenants hereunder;

(xi) responding to requests, subpoenas or inquiries from any Governmental Authority relating to this Agreement or relating to the U.S. Government Investigation or in respect of any Receivable or any Related Asset sold to the Purchaser hereunder;

(xii) any amounts paid by the Purchaser arising from any indemnity inuring to the benefit of any provider of lockbox services or bank holding a Lockbox Account in respect of any Existing Receivable or Warehouse Receivable or, in each case, any Related Asset sold to the Purchaser hereunder;

(xiii) the failure of the Transfer Orders and any related stipulations to permit the further transfer of the Scheduled Payments in respect to any Receivables to successors and assigns; and

(xiv) the assignment by a Claimant or the Seller of the rights to Scheduled Payments (or any portion thereof) under a Settlement Agreement in contravention of an anti-assignment provision in such Settlement Agreement that prohibits the transfer of the rights to such Scheduled Payments (or any such thereof); provided, however, that no amount shall be paid in satisfaction of such an Indemnified Loss until a court with appropriate jurisdiction has issued a final non-appealable order holding that such anti-assignment clause is valid.

Notwithstanding the foregoing, in the case of an event described above that relates to the transfer of a Receivable to Purchaser that is, or is required to be, repurchased by Seller under Section 5.01(l), the term “Indemnified Losses” shall only include transaction expenses and reasonable and documented attorney’s fees to the extent the Seller complies with its obligations under Section 5.01(l). The agreements of the Seller contained in this Section 7.01 shall survive the Termination Date and the termination of this Agreement. In addition, in no event shall Indemnified Losses include any consequential, special or punitive damages.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01. Waivers; Amendments. No failure or delay on the part of the Purchaser or the Seller (or any assignee thereof) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the Seller and the Purchaser.

SECTION 8.02. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing and shall be given to the other party at the following address or at such other address as such party may hereafter specify for the purposes of notice to such party:

If to the Seller:

Washington Square Financial, LLC

701 Park of Commerce Blvd., Ste. 301

Boca Raton, FL 33487

Attention:

Facsimile:

E-mail:

If to the Purchaser:

Compass Settlements LLC

c/o GFG Alternative Investment Advisors LLC

Attention:

19 West 44th Street – Suite 812

New York, NY 10036-6090

Telephone:

Email:

Each such notice or other communication shall be effective (i) if given by mail, three (3) Business Days following such posting, postage prepaid, U.S. certified or registered, (ii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iii) if given by any other means, when received at the address specified above.

SECTION 8.03. Effectiveness; Binding Effect; Assignability.

(a) This Agreement shall become effective on the Closing Date and shall, from and after such date, be binding upon and inure to the benefit of the Seller and the Purchaser and their respective successors and permitted assigns. The Seller may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Purchaser. No provision of this Agreement shall in any manner restrict the ability of the Purchaser to assign, participate, grant security interests in, or otherwise transfer any of their rights or remedies hereunder.

(b) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date; provided, however, that (i) the indemnification and payment provisions of Article VII and Section 8.05 and (ii) the provisions of Sections 4.04, 5.01(l), (n), and 8.08, shall, in each case, be continuing and shall survive any termination of this Agreement.

SECTION 8.04. GOVERNING LAW; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF GEORGIA.

(b) EACH OF THE SELLER AND THE PURCHASER HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN EITHER OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

SECTION 8.05. Costs and Expenses; Waiver of Setoff. In addition to the rights of indemnification under Article VII hereof, the Seller agrees to pay the Purchaser (and its agents and assignees) within thirty (30) days after demand (i) all reasonably documented counsel fees and expenses of Purchaser (not to exceed $100,000) with respect to this Agreement and the other Transaction Documents incurred on or prior to the Closing Date, (ii) all documented reasonable out-of-pocket costs and expenses of Purchaser (including travel costs) relating to due diligence with respect to this Agreement and the other Transaction Documents incurred on or prior to the Closing Date and (iii) all reasonable out-of-pocket costs and expenses (including without limitation, reasonable counsel fees and expenses) in connection with the enforcement of the covenants, agreements, liabilities and obligations of the Seller under this Agreement. Except as expressly provided herein, all payments hereunder by the Seller to the Purchaser shall be made without setoff, counterclaim or other defense and the Seller hereby waives any and all of its rights to assert any right of setoff, counterclaim or other defense to the making of a payment due hereunder to the Seller.

SECTION 8.06. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. A signature page sent to the Purchaser or its counsel by facsimile or other electronic means (including in portable document format (.pdf)) shall be effective as an original counterpart signature. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 8.07. Purchase Termination.

(a) The agreement of the Seller to sell Receivables and Related Assets hereunder shall terminate on the Purchase Termination Date.

(b) Notwithstanding any such termination described under paragraph (a) above, all other provisions of this Agreement shall remain in full force and effect as provided in Section 8.03.

SECTION 8.08. Entire Agreement. This Agreement, together with the other Transaction Documents, including the exhibits and schedules hereto and thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

SECTION 8.09. Confidentiality of Agreement. Unless otherwise consented to by the other party hereto, each party hereto hereby agrees that it will not disclose the contents of any Transaction Document, or any other confidential or proprietary information furnished by a party hereto, to any Person other than its Affiliates (which Affiliates shall have executed an agreement satisfactory in form and in substance to the other party hereto to be bound by the provisions of this Section 8.09), auditors and attorneys as required by Requirements of Law or as required to be filed in connection with the Seller’s or its Affiliates’ filing requirements with the U.S. Securities and Exchange Commission.

SECTION 8.10. Section and Paragraph Headings. Section and paragraph headings used in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

SECTION 8.11. Tax Disclosure. Notwithstanding anything herein to the contrary, each party hereto (and each of their employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction (as defined in Section 1.6011-4 of the U.S. Treasury Regulations) and all materials of any kind (including opinions or other tax analyses) to the extent relating to such tax treatment and tax structure.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WASHINGTON SQUARE FINANCIAL, LLC, as the Seller

By:
Name:
Title:

COMPASS SETTLEMENTS LLC, as the Purchaser

By:
Name:
Title:

SCHEDULE I

Seller’s Location of Records

701 Park of Commerce Blvd., Ste. 301, Boca Raton, FL 33487

1

SCHEDULE II

ERISA Matters

none

5

SCHEDULE III

Lockbox Accounts;

Lockbox Numbers

Purchaser	Lockbox	Lockbox:

	Account	Compass Settlements LLC

Overnight Address:

Compass Settlements LLC

Purchaser	Collection Account	Bank Name: SunTrust Bank

Routing Number:

Account Name:

Account Number:

Purchaser	Transition Lockbox Account	Lockbox:

Contingent Settlements I, LLC

5

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE IV – ELIGIBLE RECEIVABLE

“Eligible Receivable” means a Receivable with respect to which each of the following is true on its Purchase Date:

(a)	such Receivable was originated in the ordinary course of business of the Seller in accordance with the Credit Policy Manual.

(b)	such Receivable has not been, at any time, required to be written off pursuant to the Credit Policy Manual.

(c)	such Receivable has not had any of its provisions waived, amended, altered or modified (provided, that, if a Settlement Annuity Provider is late with a Scheduled Payment, the deadline for such Scheduled Payment may be extended if such extension (i) does not have a material adverse effect on the amount of such Scheduled Payment, (ii) does not extend the due date for such Scheduled Payment beyond the date that is [*] years after the related Purchase Date for such Receivable (or in the case of the Excess Portion, [*] years after the Purchase Date of such Receivable) and (iii) is otherwise granted in accordance with the Credit Policy Manual).

(d)	the Seller has duly fulfilled all material obligations on its part to be fulfilled under or in connection with the origination, acquisition and assignment of such Receivable and has done nothing to impair the rights of the Purchaser in such Receivable or payments with respect thereto.

(e)	such Receivable was originated by the Seller without any fraud or material misrepresentation on its part, or, to its knowledge, on the part of the related Obligor or Settlement Annuity Provider.

(f)	such Receivable has been acquired by the Seller pursuant to a Settlement Purchase Agreement, and all conditions precedent to the purchase thereof by the Seller pursuant to such Settlement Purchase Agreement have been satisfied (or waived by the Seller, to the extent that (i) the Seller has added an explanatory “exception memo” to the Receivables File in respect of such waiver and (ii) such waiver is given by the Seller in accordance with customary industry practices and the Credit Policy Manual).

(g)	such Receivable is evidenced by a Settlement Agreement (or other documents certified by the Seller as being sufficient to evidence the material terms of the Settlement Agreement, in accordance with customary industry practices) and a Settlement Purchase Agreement substantially in the form of Exhibit B that, in each case, has been duly authorized and constitutes the genuine, legal, valid, binding and full recourse payment obligation of the parties thereto, enforceable against such parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(h)	Except under the Receivables Purchase Agreement, dated as of the date hereof, between the Transition Purchase Entity and the Seller, such Receivable was not previously repurchased from another party by the Seller.

(i)	the Seller has a good and marketable title in such Receivable (including the Related Assets) and the rights to receive Scheduled Payments in respect of such Receivable (except the portion(s) of any such Scheduled Payments which constitute Split Payments that are payable pursuant to the Settlement Purchase Agreement to the related Claimant), free and clear of all Liens other than Permitted Liens and the representations and warranties with respect to such Receivable in Section 4.02 are true and correct in all material respects.

(j)	after giving effect to any sale hereunder, the Purchaser shall have a good and marketable title in each purchased Receivable and its Related Assets (except the portion(s) of any such Scheduled Payments which constitute Split Payments that are payable pursuant to the Settlement Purchase Agreement to the related Claimant), and shall be the sole owner thereof and shall have the full right to grant a security interest therein in favor of the Purchaser, free and clear of any Liens other than Permitted Liens.

(k)	such Receivable does not contain any confidentiality provision that would materially restrict the ability of the Purchaser to exercise its rights with respect to such Receivable.

(l)	excluding any Initial Scheduled Payments, such Receivable is not a Delinquent Receivable on the relevant Purchase Date.

(m)	the last Scheduled Payment on such Receivable is scheduled to occur no more than [*] years after the date on which such Receivable was purchased by the Seller.

(n)	such Receivable did not result from a class action lawsuit.

(o)	the Settlement Agreement related to such Receivable evidences a contractual settlement of a wrongful death claim, wrongful imprisonment claim or a personal injury claim (relating to personal physical injuries or the physical sickness of the related Claimant) and the related contractual obligation of the Obligor or Eligible Annuity Provider thereunder, and the Claimant’s assignment of its rights under the Settlement Purchase Agreement to the Seller does not constitute an assignment of a right represented by a judgment within the meaning of Section 9-109 of the UCC of any applicable jurisdiction.

(p)	in respect of which the underlying Settlement Agreement does not arise under, and is not subject to, any workmen’s compensation statute as in effect in any applicable state or other jurisdiction unless such claims are permitted to be assigned pursuant to a Transfer Statute.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(q)	such Receivable is payable in Dollars, and payments thereon will be made without deduction or withholding for federal income tax.

(r)	Records exist with respect to such Receivable that contain at all times each item listed in the definition of Records, copies of such Records have been delivered to the Purchaser at the time such Receivable is purchased by the Purchaser hereunder and no documents or instruments other than those included within the Records are required in order to evidence the indebtedness of the related Obligor (and the related obligation of the relevant Settlement Annuity Provider).

(s)	all information set forth as to such Receivable in the related Purchase Request is complete, true and correct in all material respects and such Receivable has not been paid in full, satisfied, subordinated or rescinded.

(t)	such Receivable has no related guaranty, letter of credit providing support for the related Scheduled Payments, or collateral security therefor, other than any guaranty, letter of credit or collateral security that has been assigned by the Claimant to the Seller and from the Seller to the Purchaser hereunder.

(u)	the documents, instruments, agreements and orders consisting of the Records, evidencing, securing and/or guaranteeing such Receivable, together with such Receivable, are in full force and effect and constitute the legal, valid and binding obligation of each related Obligor, Settlement Annuity Provider and/or guarantor thereof enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity; provided, that, the related Obligor or Settlement Annuity Provider to such Receivable, at the time that such Receivable was initially conveyed hereunder, is not in bankruptcy.

(v)	the sum of the (i) Discounted Receivable Balance of such Receivable at the time of purchase hereunder and (ii) Purchase Prices of all Receivables previously purchased with the same Referenced Settlement Recipient does not exceed [*].

(w)	the Transfer Order in respect of such Receivable shall (i) approve the transfer of the Scheduled Payments from the Claimant to the Originator, and (ii) direct the related Obligor or Settlement Annuity Provider (for itself or on behalf of the related Obligor) to remit all Scheduled Payments on such Receivable to the order of the Purchaser at the Lockbox Account (unless waived by the Purchaser); provided, that, with respect to Receivables with a Transfer Order dated prior to the Closing Date such Transfer Order may direct the related Obligor or Settlement Annuity Provider (for itself or on behalf of the related Obligor) to remit all Scheduled Payments on such Receivable to the order of the Transition Purchase Entity at the Transition Lockbox Account.

(x)	the Claimant related to such Receivable is a U.S. resident or a U.S. citizen and, if a related Obligor or Settlement Annuity Provider has any continuing payment obligations under such Receivable, such Obligor or Settlement Annuity Provider is domiciled in the United States.

(y)	the Obligor of such Receivable is not the federal government of the United States of America or any other Governmental Authority, except where the Governmental Authority has consented in writing to such transaction.

(z)	the Obligor of such Receivable has entered into a Settlement Annuity Contract with an Eligible Annuity Provider in order to fund its obligations under the related Settlement Agreement, and such Eligible Annuity Provider is not an affiliate of the Seller.

(aa)	the conveyance of such Receivable (and the Related Assets) from the Seller to the Purchaser hereunder does not violate the terms or provisions of any agreement to which the Seller is a party or by which it is bound, provided, however, that where a Transfer Statute permits assignability of Receivables, any restrictions on transfer of a Receivable contained in a related Settlement Agreement shall not be deemed to be violated if a Transfer Order has been obtained by the Seller.

(bb)	as to which neither the related Transfer Order nor any stipulation or consent relating to such Receivable purports to prohibit or otherwise restrict the ability of the Claimant or Seller to sell, assign, pledge, or otherwise encumber the Claimant’s or Seller’s right to receive Scheduled Payments in respect thereof; provided, that, it shall not be deemed a prohibition, restriction or a purported restriction if the Transfer Order, stipulation or consent specifies that (i) payment should be made by the Obligor or Settlement Annuity Provider only to the order of the Purchaser at the Lockbox Account or (ii) in the event that Claimant or Seller attempts to transfer their rights to receive Scheduled Payments, neither the Settlement Annuity Provider nor the Obligor is obligated to honor such transfer.

(cc)	such Receivable, the Related Assets, the origination by the Seller, and the purchase thereof by the Purchaser comply with Applicable Laws and the sale of such Receivable by the Seller and any assignee thereof does not violate any Applicable Law.

(dd)	the conveyance of such Receivable and Related Assets from the Seller to the Purchaser hereunder is not subject to any tax, fee or governmental charge payable by the Purchaser (or, to the Seller’s knowledge, any other Person) to any federal, state or local government, other than filing fees in connection with the perfection of the security interests created under the Transaction Documents or other fees or charges which have already been paid in a timely manner by the Seller.

(ee)	the sale and transfer of such Receivable by the Claimant to the Seller and from the Seller to the Purchaser (i) does not require notice to the related Obligor or Settlement Annuity Provider, or such notice has been given, and (ii) has been approved pursuant to a Transfer Order that is in full force and effect and has been sent to the relevant Obligor and Settlement Annuity Provider and as to which there is no pending appeal.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ff)	to the Seller’s knowledge, such Receivable and/or the related Obligor and Settlement Annuity Provider are not subject to any asserted or threatened default, dispute, litigation, or counterclaim at the time of the sale to the Purchaser and are not subject to any defense (including the defense of usury), rescission, reduction or offset.

(gg)	neither the Obligor, Settlement Annuity Provider nor the Claimant related to such Receivable is subject to a bankruptcy, insolvency or receivership proceeding; provided, that, the related Claimant may be subject to a bankruptcy, insolvency or receivership proceeding, so long as (i) the bankruptcy court having jurisdiction over such Claimant has approved the transfer of such Receivable by such Claimant to the Seller, lifted the stay with respect to such Receivable or determined that the Scheduled Payments in respect of such Receivable are not included in the bankruptcy estate of such Claimant and (ii) the Seller has procured a Transfer Order with respect to the transfer of such Receivable.

(hh)	the Claimant related to such Receivable has not, at any time preceding the sale of such Receivable to the Seller pursuant to the related Settlement Purchase Agreement, been rejected or denied for material, non-technical reasons (e.g., fraud, misrepresentation, personal problems uncovered in the diligence process) by the Seller or, to Seller’s knowledge, any other originator of structured settlements, in such Claimant’s attempt to sell its interest (or any portion thereof) in either (i) the related Settlement Agreement or (ii) any other structured settlement or related annuity.

(ii)	as of the related Purchase Date, the Referenced Settlement Recipient related to such Receivable is not deceased.

(jj)	the Mortality Rating of the Referenced Settlement Recipient related to such Receivable does not exceed [*].

(kk)	the Medical Authorizations executed and delivered to the Seller by the Referenced Settlement Recipient related to such Receivable are sufficient to ensure that the Seller and its assigns (including the Purchaser and the Servicer) shall be in compliance with all federal, state and local privacy laws that regulate or otherwise govern the procurement, safeguarding and disclosure of the health and other information described in such Medical Authorizations.

(ll)	the underwriting performed by the Approved Medical Underwriter in respect of the Referenced Settlement Recipient related to such Receivable, as documented in the Medical Underwriting Report, was carried out in accordance with the Agreed Underwriting Procedures and the Approved Medical Underwriter was provided all information with respect to such Referenced Settlement Recipient as requested by the Approved Medical Underwriter, including any additional information required with respect to specific medical conditions.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(mm)	the Medical Questionnaire related to such Referenced Settlement Recipient has been completed in its entirety by the Claimant with no omitted information.

(nn)	the Referenced Settlement Recipient related to such Receivable is not a [*].

(oo)	there are no proceedings pending or, to the Seller’s knowledge, threatened (i) asserting insolvency of the Settlement Annuity Provider of such Receivable, or (ii) wherein the Obligor or related Settlement Annuity Provider of such Receivable or any Governmental Authority has alleged that such Receivable or any of the Related Assets is illegal or unenforceable.

(pp)	such Receivable has not been determined by a court of competent jurisdiction to be an executory contract subject to rejection by the related Obligor or Settlement Annuity Provider under Section 365 of the Bankruptcy Code.

(qq)	solely if the related Claimant was [*] and lived in or was a resident of a [*] on the date on which such Settlement Agreement was entered into and is no longer [*], (A) a court having jurisdiction has determined (as evidenced by appropriate orders or a [*] issued thereby) that [*], in, to and under such Receivable.

(rr)	such Receivable is a “payment intangible” (and is not evidenced by any “chattel paper” and does not constitute a “commercial tort claim” or “an interest in or an assignment of a claim under a policy of insurance”) within the meaning of the UCC (unless settlement claims or obligations under annuity contracts are excluded from the scope of the UCC under §9-109 of the relevant UCC).

(ss)	a Transfer Order relating to such Receivable shall have been obtained in the jurisdiction in which the related Claimant was domiciled at the time of the transfer of such Receivable from the Claimant to the Seller, or if such jurisdiction did not at such time have a Transfer Statute, in the jurisdiction in which either (1) the applicable obligor obligated to make payments under the related Settlement Agreement was domiciled at such time, (2) the original claim giving rise to the related Settlement Agreement was adjudicated or (3) the annuity provider under the related Settlement Agreement was domiciled at such time.

(tt)	a “qualified order” (as defined in Section 5891 of the Internal Revenue Code) shall have been obtained by the Seller in respect of such Receivable, and all other applicable requirements of Section 5891 of the Internal Revenue Code have been satisfied with respect to such Receivable.

(uu)	if such Receivable is the subject of a Qualified Assignment or other assignment, the underlying Settlement Agreement releases all liable parties (other than the assignee) under the applicable Settlement Agreement from all liability pertaining thereto.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(vv)	with respect to such Receivable, the Seller has performed a check or search of the NASP Anti-Fraud Database, if available, relative to such Receivable and the related Seller, in the same manner that a reasonably prudent acquirer of Receivables would do if such acquirer were acquiring such Receivables for its own account and has cleared any “hits” arising from such search of the NASP Anti-Fraud Database.

(ww)	the Claimant related to such Receivable shall have an [*], or shall have otherwise satisfied the Seller that it has [*] in accordance with the Credit Policy Manual.

(xx)	if the Person receiving the related Scheduled Payments for such Receivable is not the Claimant, then the Claimant has granted to such Person a valid power of attorney with respect to such Receivable or such Person is the legal guardian of the Claimant.

(yy)	the Claimant related to such Receivable was at least [*] such Receivable was transferred to the Seller.

(zz)	the Claimant related to such Receivable has represented to Seller that such Claimant had the capacity and competency (legal and otherwise) to enter into the related Settlement Purchase Agreement and Settlement Agreement.

(aaa)	the Seller has provided the Purchaser with an affidavit, executed by the Claimant, which states that (a) medical decisions relating to the Claimant are not being determined and/or directed by a third party and (b) the Claimant is not under the influence of alcohol, illegal drugs, or duress, and does not suffer from dementia, bi-polar, schizophrenia, or other psychotic disorder as determined by a medical doctor.

(bbb)	if there is more than one Claimant related to such Receivable, each Claimant must satisfy the foregoing requirements.

(ccc)	there is only one Referenced Settlement Recipient under the Settlement Annuity Contract related to such Receivable; provided, that, there may be more than one Referenced Settlement Recipient under the Settlement Annuity Contract related to such Receivable if the Settlement Annuity Contract provides that Life Contingent Periodic Payments are paid in full while any of the Referenced Settlement Recipients are alive and, in such case, the “Referenced Settlement Recipient” shall mean the person with the shortest life expectancy as of the date of Purchase of such Receivable as determined using the Mortality Table and the Mortality Rating for each such person.

(ddd)	The Medical Underwriting Report related to such Referenced Settlement Recipient [*].

(eee)	the Referenced Settlement Recipient related to such Receivable is not [*].

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(fff)	the Referenced Settlement Recipient shall have not [*].

(ggg)	the Referenced Settlement Recipient shall have not been [*].

SCHEDULE V

Approved States

The following states are Approved States:

(i) All states and United States related jurisdictions other than New Hampshire, Vermont and Wisconsin, and the District of Columbia, and the US Territories (including, but not limited to, Puerto Rico, the Virgin Islands and Guam). The other 47 states have passed legislation that establish the court process for procuring court approval of the transfer of scheduled payment rights due under a structured settlement.

(ii) With respect to New Hampshire, Vermont and Wisconsin, and the District of Columbia and the U.S. Territories, Receivables originated in such jurisdictions may be sold hereunder, provided, that, the Seller obtains a “qualified order” approving the transfer of the underlying structured settlement to the Seller under 26 USC § 5891(b)(3)(b) (providing that if the state of origination is not an Approved State identified in (i) above, a “qualified order” may be obtained in accordance with the law of an Approved State identified in (i) above in which either the party to the structured settlement, or the obligor (i.e., insurance company) responsible for funding the structured settlement is domiciled or has its principal place of business in such Approved State identified in (i) above).

SCHEDULE VI

Schedule of Existing Receivables

SCHEDULE VII

Schedule of Legacy Facility Termination Documents

1. Omnibus Termination Agreement between the Seller, CSI, Structured Settlement Trust 2011-A, Wilmington Trust Company, Beacon Annuity Fund LP, Portfolio Financial Servicing Company and Imperial Finance & Trading, LLC.

2. Bill of Sale and Assignment Agreement between Structured Settlement Trust 2011-A, as seller and CSI, as purchaser.

3. Bill of Sale and Assignment Agreement between CSI, as seller and the Seller, as purchaser.

4. UCC3 Financing Statements regarding the Security Agreements (a) between CSI, as obligor, and Structured Settlement Trust 2011-A, as secured party and (b) between Structured Settlement Trust 2011-A, as obligor, and Beacon Annuity Fund LP, as secured party.

EXHIBIT A

Form of Purchase Request

[MM/DD/YYYY]

Compass Settlements LLC

c/o GFG Alternative Investments

19 W 44th St, Suite 812

New York, NY 10036

Attn: Brian Robinson, Managing Partner

E-mail: ops@gfgai.com

Re:	Purchase and Sale Agreement dated as of December 30, 2011

Ladies and Gentlemen:

This Purchase Request is delivered to you (the “Purchaser”) pursuant to Section 2.01 of that certain Purchase and Sale Agreement dated as of December 30, 2011 (as modified and supplemented and in effect from time to time, the “Purchase Agreement”) among Washington Square Financial, LLC, a limited liability company organized under the laws of the state of Georgia (the “Seller”) and Compass Settlements LLC, a limited liability company organized under the laws of Delaware (the “Purchaser”). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in (or incorporated by reference in) the Purchase Agreement.

1.	The Seller hereby requests a Purchase:

(i) The aggregate amount of Purchases to date by the Purchaser (excluding the Existing Receivables) is $[        ].

(ii) The amount of the Purchase requested is $[        ].

(iii) The aggregate amount of Purchases made by the Purchaser after such requested Purchase will be $[        ] [not to exceed the Maximum Purchase Amount].

2.	The Purchase Date with respect to such Purchase is [ ].

3.	All of the conditions precedent to the Purchase requested herein as set forth in the Purchase Agreement have been satisfied as of the date hereof and as of the Purchase Date requested above.

4.	Attached as Annex 1 hereto is a true, correct and complete copy of the Transfer Report relating to this Purchase Request.

IN WITNESS WHEREOF, the undersigned has executed this Purchase Request on [            ], 201[  ].

WASHINGTON SQUARE FINANCIAL, LLC, as Seller

By:

Name:
Title:

EXHIBIT B

Form of Settlement Purchase Agreement

ABSOLUTE SALE AND SECURITY AGREEMENT

(THE “AGREEMENT”)

[Sign Date]

I, [Customer Name]”, (“I”, “Me” or “Seller”) residing at [ADDRESS, CITY, STATE ZIP]” am entitled to [Periodic Payments]” (the “Periodic Payments”), which I am receiving as a result of the settlement of a personal injury claim. The terms of the settlement are set forth in an agreement (the “Settlement Agreement”). The Periodic Payments are due to Me from [OBLIGOR] (the “Settlement Obligor”). The Settlement Agreement provides for the Periodic Payments to be paid to Me through an annuity issued by [ISSUER] (the “Annuity Issuer), bearing Annuity Contract Number [CONTRACT NUMBER]”.

A. I agree to sell and transfer to Washington Square Financial, LLC dba Imperial Structured Settlements (“You” or “Purchaser”) all of my rights to and interest in the following payments, which I am due to receive under the Settlement Agreement:

[PAYMENT STREAM]” (the “Settlement Payments”)

In consideration for selling and transferring to You my rights to receive these payments, You shall pay Me the sum of: $[GROSS PURCHASE PRICE]” (the “Purchase Price”).

B. I hereby make the following unconditional representations, warranties and promises:

1.	No one other than Me has any interest or claim of any kind or nature in, to or under the Settlement Payments.

2.	I am not indebted to anyone that would in any way affect either the sale and transfer of the Settlement Payments referenced above or Purchaser’s absolute rights to receive the Settlement Payments.

3.	I agree to conduct my affairs so as to ensure that You receive the Settlement Payments exactly as described in Paragraph A above.

C. I understand and agree that I will be in breach of this Agreement if:

1.	Any of the representations set forth in Paragraphs B (1) and B (2) at any time turn out to be untrue.

2.	I fail to perform the promise set forth in Paragraph B (3) above.

3.	Either the Settlement Obligor or the Annuity Issuer refuses or fails to make any one or more of the Settlement Payments as a result of any act by Me, my estate, my representatives, or any of my heirs.

4.	I fail to promptly forward to You any of the Settlement Payments that might be received by Me from the Settlement Obligor or the Annuity Issuer after the sale and transfer to You has been completed.

5.	I fail to fulfill any other obligation of mine under this Agreement.

D. Your obligation to complete this transaction, and to pay Me the Purchase Price depends upon the following conditions being satisfied unless waived by You.

1.	You shall be satisfied, in Your sole reasonable judgment, that there are no claims or interests of any kind or nature that do or could affect rights to or interest in the Settlement Payments and/or prevent or interfere with Your receipt of the Settlement Payments on the dates and in the amounts described above Paragraph A, exactly in such amounts and at the times set forth therein.

2.	You have received a final non-appealable court order and/or a signed acknowledgment from Settlement Obligor and Annuity Issuer satisfactory to the Purchaser in its sole discretion (collectively referred to as the “Order”), which You, in Your sole judgment, consider sufficient to recognize, authorize, and provide for the transfer by sale of the Settlement Payments (which may continue to be made out to my name) to You, Purchaser, and to insure that the Periodic Payments due on or after the day of the Order will be forwarded directly to You.

E. Security Interest. Seller and Purchaser intend that the sale of the Settlement Payments referenced above shall constitute a “sale” from the Seller to the Purchaser under applicable law, which sales are absolute and irrevocable and provide the Purchaser with all indicia and rights of ownership of the Settlement Payments. Neither the Seller nor the Purchaser intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from the Purchaser to the Seller secured by the Settlement Payments. If, notwithstanding the intention of the parties expressed above, any sale by the Seller to the Purchaser of the Settlement Payments shall be characterized as a secured loan and not a valid sale or absolute transfer or such sale or transfer shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law in the rights to and interest in payments due to Me under the Settlement Agreement which I am selling to You under this Agreement. This security interest secures payment of the rights sold by Seller to Purchaser and the performance of Seller’s obligations above. Seller authorizes Purchaser to direct any account debtor or obligor on an instrument, without limitation, Settlement Obligor or Annuity Issuer, to make periodic payments directly to Purchaser and as contemplated by the Uniform Commercial Code. Purchaser is authorized to file a UCC-1 Financing Statement to perfect Purchaser’s rights and the security interest intended to be created under this Agreement.

F. Except as otherwise required by applicable statutory law, this Agreement shall be governed by and interpreted in accordance with the law of the state of residence of the Seller on the date of this Agreement.

ARBITRATION

Any and all controversies, claims, disputes, rights, interests, suits or causes of action arising out of or relating to this Agreement and the negotiations related thereto, or the breach thereof, shall be settled by binding arbitration administered by the American Arbitration Association. The demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association offices in your state of residence. The arbitration shall be held in the largest city in your state of residence. The arbitration shall be held before a single arbitrator selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time that the demand for arbitration is filed. Discovery, specifically including interrogatories, production of documents and depositions shall be at the discretion of the arbitrator and to the extent permitted shall be conducted in accordance with, and governed by the Federal Rules of Civil Procedure. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event, shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question, would be barred by the applicable statute of limitations. No arbitration arising out of or relating to this Agreement shall include, by consolidation or joinder or in any other manner, an additional person or entity not a party to this Agreement, except by written consent of the parties hereto, containing a specific reference to this Agreement and signed by the entity sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to this Agreement, shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof.

The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Such arbitrator shall identify the substantially prevailing party and shall include legal fees and expenses for the substantially prevailing party. This provision does not apply to the extent inconsistent with applicable state law regarding the transfer of structured settlement payments. In such case any disputes between the parties will be governed in accordance with the laws of the domicile state of the payee and the domicile state of the payee is the proper venue

G. I hereby grant You an Irrevocable Power of Attorney with full powers of substitution to do all acts and things that I might do regarding the Settlement Payments, and any and all rights I have under the Settlement Agreement. I understand and intend that by doing so, I am giving You all of the power and right I currently have under the Settlement Agreement to endorse checks, drafts or other instruments, to alter, edit and change payment instructions and/or beneficiary designations, and/or to perform any other act in my name that in Your sole discretion as my Attorney-in-Fact is necessary or expedient for You to obtain all of the benefits of the bargain contemplated by this transaction. This power of attorney is coupled with an interest and shall survive my death or disability.

H. Payments Received by Party Other Than the Party Intended to Receive the Payments.

1.	If prior to the completion of the transfer provided for in this Agreement, I receive any of the Settlement Payments or any portion thereof, I understand and agree an equal amount shall be deducted from the Purchase Price, and the Purchase Price shall be reduced in the same amount as these payments, and that the terms of this Agreement regarding the payments to be assigned, shall be treated as amended to reflect for the adjusted amount.

2.	In the event You receive or otherwise come into possession of any of the Periodic Payment(s) or portion(s) thereof which are not included in the payments being absolutely sold to You pursuant to this Agreement, You agree to forward such amount(s) to Me at the address set forth above within seven (7) days of receipt of such amount(s).

I. You shall be entitled to, and are authorized by Me to discharge any liens or adverse claims against Me or any of the Settlement Payments, whether of not such adverse claims are disclosed, and You are further authorized by Me, provided You furnish prior written notice to Me, to pay any and all amounts necessary or if the Purchase Price has been deposited into an escrow account, to instruct the escrow agent to pay any and all amounts necessary to discharge such liens or other adverse claims. I understand and agree that any such amounts that You pay are payments You are making on my behalf and shall reduce the Purchase Price. Adverse claims may include disclosed amounts to be deducted by You from the Purchase Price to pay You, as servicer for Washington Square Financial, LLC dba Imperial Structured Settlements, to enable Me to obtain Washington Square Financial, LLC dba Imperial Structured Settlements’ release of its encumbrance on a portion of the Settlement Payments relating to a prior transfer transaction(s) that occurred before the enactment of the applicable statue (“Transfer Act”) regulating such transfers. I understand and acknowledge that the law currently in effect requires that such encumbrance be released in order to complete the transfer that is the subject of this Agreement.

J. This Agreement shall take effect on the date it is signed by Me (the Seller) or on such later date prescribed by applicable law.

K. All disclosure statements I receive from You in connection with this transaction are a material part of this Agreement and shall be considered part of the terms of this Agreement and shall be read as if the contents of the disclosure statement were set forth in full in the body of this Agreement.

L. I know that it will take some time for the Settlement Obligor and the Annuity Issuer to receive and process the court order once it is granted. I would like to receive the Purchase Price or a portion thereof as soon as possible thereafter. Accordingly, I hereby request Purchaser to pay Me a portion of the Purchase Price as soon as possible after the court order is granted and authorize Purchaser to hold in escrow an amount it deems necessary or advisable from the Purchase Price (the “Escrow Amount”) until all conditions precedent have been satisfied, including, without limitation, the receipt by Purchaser of the Settlement Obligor and the Annuity Issuer’s acknowledgment of the terms of the court order in writing and their agreement to honor and comply with same. At such time or earlier as Purchaser may determine, I understand that Purchaser will send the Escrow Amount to Me minus any Settlement Payments that the Annuity Issuer and/or Settlement Obligor sent to Me while the Settlement Obligor and the Annuity Issuer were processing the court order.

M. I have the right to cancel this Agreement, without penalty or further obligation, within the first three business days after the date the Agreement is signed, by providing You with written notice within three (3) day period, as provided for in Paragraph N.

N. All notices, demands, and other communications required or permitted under this Agreement must be made in writing, and delivered by hand, via the United States Post Office, Certified Mail, Return Receipt Requested, or by overnight delivery service, to You or Me as the recipient at the address set forth in the beginning of this Agreement and must be evidenced by a receipt showing time, date of delivery and the person receiving the delivery.

In witness whereof I hereunto set my hand.

[CUSTOMER NAME]”

STATE OF
COUNTY OR CITY OF

On the      day of             , in the year          before me, the undersigned, personally appeared [Customer Name]” personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary
PLEASE DO NOT SIGN THIS DOCUMENT UNTIL [Sign Date]”

My Commission expires on:

Accepted:

Washington Square Financial, LLC dba Imperial Structured Settlements

Title:

Date:

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT C

Mortality Table

Single Year Mortality Probability [*] ([*])

Age	Male (qx)		Female (qx)
0	[*	]	[*	]
1	[*	]	[*	]
2	[*	]	[*	]
3	[*	]	[*	]
4	[*	]	[*	]
5	[*	]	[*	]
6	[*	]	[*	]
7	[*	]	[*	]
8	[*	]	[*	]
9	[*	]	[*	]
10	[*	]	[*	]
11	[*	]	[*	]
12	[*	]	[*	]
13	[*	]	[*	]
14	[*	]	[*	]
15	[*	]	[*	]
16	[*	]	[*	]
17	[*	]	[*	]
18	[*	]	[*	]
19	[*	]	[*	]
20	[*	]	[*	]
21	[*	]	[*	]
22	[*	]	[*	]
23	[*	]	[*	]
24	[*	]	[*	]
25	[*	]	[*	]
26	[*	]	[*	]
27	[*	]	[*	]
28	[*	]	[*	]
29	[*	]	[*	]
30	[*	]	[*	]
31	[*	]	[*	]
32	[*	]	[*	]
33	[*	]	[*	]
34	[*	]	[*	]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit D

Form of Pipeline Report

The form of Pipeline Report (which may be in electronic format) shall be acceptable to the Purchaser and shall specify the following with respect to

(a) each Receivable to be sold on the related Purchase Date:

(i) the name and address of the Claimant

(ii) the date of birth of the Referenced Settlement Recipient (based solely upon the statements and representations of the Referenced Settlement Recipient)

(iii) the gender of the Referenced Settlement Recipient

(iv) whether or not the Referenced Settlement Recipient [*]

(v) Mortality Rating of the Referenced Settlement Recipient (based solely upon the report of the Approved Medical Underwriter)

(vi) the state pursuant to which the Transfer Order was obtained

(vii) the identity of the Obligor and Settlement Annuity Provider

(viii) the gross purchase price to the Claimant

(ix) the Purchase Price

(x) the Discounted Receivables Balance of the Excess Portion, if any

(xi) the Scheduled Payments to be purchased

(xii) [*]

(b) each possible Receivable the Seller has selected and intends to sell to the Purchaser in the future

(i) a transaction identifier (i.e. Claimant’s initials, transaction number etc),

(ii) the date of birth of the Referenced Settlement Recipient (based solely upon the statements and representations of the Referenced Settlement Recipient)

(iii) the gender of the Referenced Settlement Recipient

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iv) whether or not the Referenced Settlement Recipient [*]

(v) Mortality Rating of the Referenced Settlement Recipient (based solely upon the report of the Approved Medical Underwriter)

(vi) the state pursuant to which the Transfer Order is expected to be obtained

(vii) the identity of the Obligor and Settlement Annuity Provider

(viii) the estimated gross purchase price to the Claimant

(ix) the estimated Purchase Price

(x) the estimated Discounted Receivables Balance of the Excess Portion, if any

(xi) the Scheduled Payments expected to be purchased

(xii) [*]

The inclusion of any possible Receivable in a Pipeline Report shall not constitute any representation or warranty that such Receivable is an Eligible Receivable and shall not constitute any representation, warranty or contractual promise that such Receivable will ever become an Eligible Receivable.